UNITED STATES
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Insulet Corporation
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Insulet
maker of Omnipod

Notice of Annual Meeting of Shareholders and Proxy Statement 2023

Podder Perspective

Enrrique Alejandro Garcia is a 9-year-old Podder® and aspiring chef from California who believes that type 1 diabetes is his superpower. Enrrique says that Omnipod® 5 allows him to eat whenever he likes without having to take multiple shots per day.

> “*Omnipod 5 is the best thing that has happened to me since I was diagnosed! Sometimes it makes me forget that I have type 1 diabetes because it has normalized my life a lot!*”
>
> **Enrrique**
> Podder since 2021

Insulet Corporation
100 Nagog Park
Acton, MA 01720
978-600-7000

insulet.com

omnipod® 5
automated insulin delivery system

Dear Shareholders,

It’s been a remarkable year of strong financial performance and operational achievements at Insulet. Our global teams are passionate about our mission to improve the lives of people with diabetes, and thanks to them, we reached and surpassed many of our strategic goals.

Omnipod 5 Launch. In 2022, we launched our flagship product, the revolutionary Omnipod® 5 Automated Insulin Delivery System. Omnipod 5 is the first and only FDA-approved wearable, disposable, tubeless patch pump insulin delivery system that provides automated insulin delivery, or AID. This is the product that Insulet was founded to create. It brings to our customers all of the benefits of the Omnipod® platform – ease of use, discrete on-body wear, pay-as-you go economics with low average co-pays, and ease of access through the pharmacy channel – and combines it with an adaptive insulin dosing algorithm that personalizes care for each user, delivering high time in range, including very low incidence of hypoglycemia, for customers aged 2 and above. Following full market release in the US in August, the response to Omnipod 5 has been incredible. Customers love the product, and demand throughout the second half of the year was very high, leading to record growth numbers for Insulet’s US business in both the third and fourth quarters of 2022.

Type 2 – Success and Opportunity. Yet Omnipod 5 was not our only success story in 2022. We continue to be a market leader for people with type 2 diabetes with our Omnipod DASH® product platform, and those customers continue to represent between 15% and 20% of our new customer starts, even in the context of outsized demand for Omnipod 5. The type 2 diabetes market will continue to be a focus for us. In the fourth quarter we filed for 510(k) approval of a new-to-world offering of a “basal only” Pod, designed for people with type 2 diabetes who begin insulin therapy with a daily basal dose. And following our successful feasibility study with type 2 patients using Omnipod 5, we announced our intention to conduct a pivotal trial during 2023 with the aim of extending Omnipod 5’s Indication for Use to include people with type 2 diabetes.
International Progress. Internationally, we continued to make significant progress as we expanded into Saudi Arabia and UAE with Omnipod DASH and attained public subsidy for Omnipod coverage in Australia, Croatia, Greece, and Qatar. We saw double-digit revenue growth in our international markets, and we are now preparing to launch Omnipod 5 in the U.K. midyear and in Germany toward the end of this year, marking the beginning of our staged international rollout of our flagship offering.
Growth and Investing for the Future. All of these developments allowed us to achieve a series of major milestones throughout our global business. With a record number of new customer starts during the year, we estimate that we now have approximately 360,000 active global Omnipod customers, including more than 100,000 customers using our Omnipod 5. This led us to our seventh consecutive year of significant topline annual growth. We continue to invest heavily throughout our global business to fuel our long-term revenue growth trajectory, while remaining committed to margin expansion. Like many other companies, our margins have been impacted by global macroeconomic pressures. Despite these challenges, we continue to target margin expansion over time, while also investing in key areas within our organization. Our commitment to innovation is critical and we expect to begin to leverage our bolus of investments in 2024 and beyond. We are proud to have one of the strongest gross margin profiles within our peer group with a pathway to drive strong top- and bottom-line results that positions us well to deliver long-term sustainable growth and shareholder value creation.
Operations Resilience. Lastly, our global operations and manufacturing teams have made great strides in securing components to build and distribute products ahead of forecasted demand. In 2022, we began construction on a world-class manufacturing facility in Johor, Malaysia which will further support our fast-paced growth, robust innovation pipeline, and global expansion. We remain committed to providing uninterrupted supply and the highest quality product to all our global customers.
It’s an exciting time at Insulet, and 2023 is off to a great start with a clear strategic focus and momentum in our business. We will continue to build on our success as we support hundreds of thousands of people with diabetes, all over the world. Thank you for your ongoing support and for your investment in Insulet.
Sincerely,

Jim Hollingshead President and Chief Executive Officer

Notice of Annual Meeting
of Shareholders
Tuesday, May 23, 2023
8:00 a.m., Eastern Time
Your Vote is Important

Whether or not you plan to attend the Annual Meeting virtually via live webcast, you are encouraged to vote your shares prior to the Annual Meeting in one of the following ways:

By Internet, following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card;

By telephone, using the telephone number printed on the proxy card; or

By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.

Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 22, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The proxy statement, the Insulet Annual Report on Form 10-K for the year ended December 31, 2022, and the Proxy Card are available at www.proxyvote.com
You are cordially invited to attend the Insulet Corporation 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, May 23, 2023, at 8:00 a.m., Eastern Time. To promote shareholder participation, the Annual Meeting will once again be held in a virtual format only, via live webcast, at www.virtualshareholdermeeting.com/PODD2023. On-line access to the meeting will begin at 7:45 a.m., Eastern Time.
The Annual Meeting will be held for the following purposes:
1.
To elect three Class I Directors nominated by the Company’s Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To conduct an advisory vote to approve the compensation of certain executive officers as more fully described in the accompanying proxy statement;
3.	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of certain executive officers;
4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on March 27, 2023, as the record date. Only shareholders of record on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
On or about April 6, 2023, we will mail to our shareholders of record as of March 27, 2023 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and Annual report on Form 10-K.
For further information about how to attend the Annual Meeting and how to submit questions during the live webcast, please see pages 63 - 65 of the accompanying proxy statement as well as the Important Notice Regarding the Availability of Proxy Materials.
Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented; we encourage you to vote your shares in advance of the meeting.
Acton, Massachusetts April 6, 2023	By Order of the Board of Directors,

PATRICIA K. DOLAN
Vice President and Secretary

Proxy Statement Summary
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Tuesday, May 23, 2023, at 8:00 a.m., Eastern Time. The meeting will be held via live webcast at www.virtualshareholdermeeting.com/PODD2023. The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “10-K”) containing financial statements for the fiscal year ended December 31, 2022, is being made available, together with this proxy statement, to shareholders at www.proxyvote.com.
This summary highlights information related to topics discussed throughout this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Attend our 2023 Annual Meeting of Shareholders Via Live Webcast
Tuesday, May 23, 2023 8:00 a.m., Eastern Time
Access to Live Webcast: www.virtualshareholdermeeting.com/PODD2023
How to Vote Prior to the Annual Meeting
Vote by Mail	Vote by Telephone	Vote by Internet
Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Complete, sign, and date your proxy card, and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by May 22, 2023.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 22, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet.
Proposals and Voting Recommendations
Proposals	Board Recommendations	Page
Proposal 1: Election of three Class I directors	✔ FOR each nominee	9
Proposal 2: Say on Pay: Advisory Vote to Approve Executive Compensation	✔ FOR	58
Proposal 3: Say on Pay Frequency: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	✔ ONE YEAR	59
Proposal 4: Ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2023	✔ FOR	62
About Insulet
With a mission to improve the lives of people with diabetes, Insulet is primarily engaged in the development, manufacture, and sale of our proprietary Omnipod System, a continuous insulin delivery system for people with insulin-dependent diabetes. The Omnipod System provides a unique alternative to traditional insulin delivery methods with its simple, wearable design and non-stop delivery of up to three days of insulin, without the need to see or handle a needle. We also leverage the unique design of our Pod by tailoring the Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. Our innovative medical technology has been recognized by both consumers and the medical device industry for its design and ease-of-use, and we are determined to find ways of simplifying life for people living with diabetes.
INSULET CORPORATION - 2023 Proxy Statement 1

2022 Business and Financial Highlights
Fiscal 2022 marked another year of strong growth, successful execution across our strategic imperatives, and advancement of our mission to improve the lives of people with diabetes around the world. In the midst of our financial and operational strength, we also managed seamless leadership transitions, with a change in Chief Executive Officer in June 2022 and our Chief Operating Officer transitioning his role at the end of December 2022.
One of our most notable accomplishments in 2022 was the approval and launch in the U.S. of our Omnipod® 5 Automated Insulin Delivery (AID) System -- the first and only tubeless AID system in the U.S. with compatible smartphone control to manage blood glucose with no multiple daily injections and zero fingersticks. This marks the greatest and most complex innovation Insulet has brought to market during our 20+-year history. In addition to the initial launch of our transformative Omnipod 5 technology, in 2022, we increased access to Omnipod 5. During 2022, we secured broad reimbursement coverage for Omnipod 5 and expanded approval of Omnipod 5 from the initial indication for people with type 1 diabetes aged six and older to people with type 1 diabetes aged two and older. We also received CE Mark certification under the European Medical Device Regulation.
Throughout the year, we also continued to drive increased awareness of and access to Omnipod, grow volume through the pharmacy channel, expand our international footprint with Omnipod DASH®, and strengthen our global manufacturing abilities, including our global supply chain capabilities. We also had a record number of U.S. and global new customer starts during 2022, helping to simplify life for even more people with either type 1 or type 2 diabetes.
Our innovation positions us for growth. In 2022 we delivered $1.3 billion in annual revenue, representing 19% growth in revenue, or 22% on a constant currency basis, marking our seventh consecutive year of 20% or more revenue growth on a constant currency basis*. We achieved this continued growth across our U.S. and international markets.
REVENUE	EARNINGS	POSITIONED FOR GROWTH
Record Annual Revenue $1.3B (19% growth; 22% on a constant currency basis*)	Adjusted EBITDA* $224.8M and 17% of revenue	• Launched Omnipod 5 • Record Number of New Customer Starts • Submitted 510(k) application for basal-only Pod (type 2)
* Constant currency revenue growth and adjusted EBITDA are non-GAAP measures. Reconciliations of these measures to the most directly comparable GAAP financial measures are provided in Annex A to this proxy statement.
Our 2022 accomplishments demonstrate our team’s ability to perform in the face of the continued challenges associated with global macroeconomic conditions. Despite continued disruptions in global supply chains, the determination of our employees and the resilience of our supply chain strategy ensured that our customers did not miss a single shipment of our life-sustaining products in 2022. We also further strengthened the reliability of our supply chain through dual and local sourcing to enhance our ability to regularly deliver our products to customers.
The resiliency and strength of our people and culture is a testament to the loyalty of our customers and the strong value proposition of our differentiated technology. As we balance profitability and strategic investments across our innovation pipeline, sales and marketing capabilities, and global manufacturing operations, we continue to build upon our existing robust foundation for sustainable long-term growth.
Our Culture
We believe that empowered, inspired, and supported employees do great things. And while we nurture a fast-paced, high-performance environment, it is in service to our purpose of simplifying the lives of people with diabetes, enabling them to live healthier and happier lives. That purpose gives our efforts focus, discipline, and accountability. At Insulet, we are privileged to have employees who truly care about our mission to improve the lives of people with diabetes. Many of our employees have a personal connection to diabetes and reflect their commitment to our mission in their work. We have a responsibility to shape a culture that maximizes the impact of our exceptional employees. In 2022, we hired a Head of Organizational Development as part of our Talent and Organizational Development Center of Excellence to provide a dedicated focus on fostering a positive culture and an engaging employee experience. We also continued to concentrate on enhancing workplace flexibility while utilizing our renewed ability to gather in-person to foster connections among our employees. We continue to build an inclusive culture where our people love what they do and have fun achieving remarkable results.
Flexibility during the workday can be life-changing for caregivers and those managing health challenges—situations that our customers face—and we know that both remote and in-person arrangements can enable high productivity. Although we increased in-office work in 2022, we continued our commitment to flexibility through our Future of Work program. Our sustained commitment to flexibility enables access to a broader and more diverse talent pool. To facilitate connections, we still took advantage of the opportunity to celebrate our culture together in-person in 2022 through events such as Quality and Compliance Week, hosted at our Acton, Massachusetts headquarters, while retaining virtual offerings that are valuable for connecting employees around the world. We strive to instill a sense of belonging among our employees while championing flexible working conditions that improve their wellbeing.
2 INSULET CORPORATION - 2023 Proxy Statement

Diversity, Equity, and Inclusion
Our success depends on the diversity of perspective, thought, experience, and background within our workforce. We recognize that a diverse and inclusive workplace leads to more innovative ideas, more fruitful collaboration, and a more vibrant culture. Diversity and inclusion are also critical to building and maintaining a high-growth, performance culture where all employees can grow and succeed. Insulet therefore strives to recruit, develop, and retain people from all backgrounds and to create an environment that enables employees to bring their whole selves to work.
Our Employee Resource Groups (“ERGs”) help foster a diverse and inclusive culture aligned with our mission, values, and goals. The main objectives of Insulet’s ERGs are to promote a welcoming and respectful workforce, create a more inclusive work environment, empower, engage, and connect employees, increase collaboration, and harness diverse workforces for common business goals. Our ERGs serve as a source of inclusion across eight categories: African Descent, Asian and Pacific Islander, Hispanic/Latin, OmniPRIDE, Sustainability, Veterans and First Responders, Women, and Young Professionals. These ERGs support the acquisition of diverse talent and are sponsored by senior leaders across our organization.
In addition to our internal support for diversity, equity and inclusion, we also promote inclusivity for people with diabetes generally. In 2022, we created an experience to celebrate diversity and inclusivity for people with diabetes through the popular Nintendo® video game Animal Crossing™: New Horizons(1). We developed custom outfits that allowed people to show off their diabetes with pride, including insulin pumps and accessory bags. The program also featured Omnipod Bay, a diabetes-themed island containing adventures and experiences such as booths for advocacy organizations, including JDRF, Beyond Type 1, Children with Diabetes, and the Kyler Cares Foundation. This unique program was designed to address the limited representation of people with diabetes in gaming and popular culture and normalize the use of diabetes management accessories.
(1)
Insulet Corporation is not affiliated, endorsed, or otherwise associated with Nintendo Co., Ltd., Nintendo of America, Inc. or any of their subsidiaries or affiliates. The names Animal Crossing™: New Horizons, Nintendo® and Nintendo Switch™, and their related marks and logos are trademarks or registered trademarks of their respective owners.

INSULET CORPORATION - 2023 Proxy Statement 3

Corporate Governance
Board of Directors
Name and Principal Occupation	Age	Director Since	Audit Committee	Nominating, Governance and Risk Committee	Talent and Compensation Committee
Luciana Borio, M.D. (Independent) Venture partner, ARCH Venture Partners	52	2021		•
Wayne A. I. Frederick, M.D. (Independent) President, Howard University	51	2020	•		•
James R. Hollingshead, Ph.D. President and Chief Executive Officer, Insulet Corporation	60	2019
Jessica Hopfield, Ph.D. Strategic advisor to healthcare and technology firms	58	2015
Michael R. Minogue (Independent) President and Chief Executive Officer, Minogue Consulting, LLC	56	2017	•
Corinne H. Nevinny (Independent) Partner and Co-founder, Avestria Ventures	63	2019		•
Shacey Petrovic Former President and CEO; Advisor, Insulet Corporation	49	2018
Timothy J. Scannell (Independent)* Former President and Chief Operating Officer, Stryker Corporation Independent Board Chair	58	2014			•
Elizabeth H. Weatherman (Independent) Special Limited Partner, Warburg Pincus	63	2022
* Board Chair    Committee Chair   • Committee Member
4 INSULET CORPORATION - 2023 Proxy Statement

Board Composition
The Board of Directors carefully reviews its composition to ensure that it has the right mix of people with diverse perspectives, business and professional experience, as well as high personal and professional integrity, sound judgment and the ability to participate effectively and collegially in Board discussions. Our directors bring a diverse range of viewpoints, qualifications, backgrounds, skills and experiences:
•	They are seasoned leaders who have held an array of diverse leadership positions in complex, highly regulated businesses (including other medical device organizations)
•	They have served as chief executives and in other senior positions in the areas of operations, finance, and technology
•	They bring deep and diverse experience in public and private companies, academia, non-profit organizations, and other domestic and international businesses
•	They strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our Company

Director Ages
1
6
2
<50
50-60
61-70
AVERAGE AGE: 57

Proactive Board Refreshment 6 New Directors Since 2018, 5 of whom are Women or Minorities
INSULET CORPORATION - 2023 Proxy Statement 5

Strong Governance Practices
The Company is committed to good corporate governance, which we believe will help us sustain our success and continue to build long-term shareholder value. To that end, we have in place Corporate Governance Guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization. Governance at Insulet is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
The following table highlights some of our corporate governance policies and practices that serve the long-term interests of the Company and our shareholders.

• Independent Board Chair

• Significant Board refreshment – we have added at least one new director to the Board each year from 2017 through 2022

• All standing Board Committees consist solely of independent members

• A Director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation

• Women constitute 55% of the Board and our Audit Committee Chair is a woman

• Regular executive sessions of independent Directors

• Proxy access Bylaw provisions

• No shareholder rights plan (i.e., no “poison pill”)

• Director overboarding policy ensures Directors can devote sufficient time to the Company

• Annual Board and committee self-evaluations

• Proactive, year-round engagement with shareholders

• One class of voting stock and “one share, one vote” standard

• Directors have free access to management

• Executive and Director stock ownership guidelines

• No hedging or pledging of securities by executives or Directors

Shareholder Outreach
We believe that the delivery of sustainable, long-term value requires regular dialogue with, and accountability to, our shareholders. As a result, our management team participates in numerous investor meetings to discuss our business, strategy, and financial results each year. These meetings generally include in-person, telephone, and webcast engagements, as well as investor conferences and tours of certain Company facilities. During 2022, as in prior years, we reached out to holders of approximately 75% of our outstanding shares and offered them the opportunity to discuss with us, among other topics, governance, executive compensation, sustainability, and Board refreshment. A number of these shareholders, responded that they did not need a call, stating they had no concerns with our current practices. Holders of approximately 36% of our outstanding shares did engage with us on these and other topics, with particular focus on sustainability matters. Our Directors participate in these meetings as requested. We believe these meetings help ensure that the Board and management understand our shareholders’ priorities and work to address them effectively.
6 INSULET CORPORATION - 2023 Proxy Statement

Executive Compensation
Compensation Objectives and Mix
We design and manage our compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results that drive long-term shareholder value. We believe it is important for our compensation programs to be competitive, maintain a performance and achievement-oriented culture, and align our executives’ interests with those of our shareholders.
The charts below illustrate, for fiscal 2022, the distribution of value among the three elements of direct compensation - base salary, target annual incentive awards and target long-term equity incentive awards -- for our current Chief Executive Officer and, on average, for the other named executive officers. The components of the long-term equity incentive awards are also illustrated. The long-term equity incentive illustrated below for Mr. Hollingshead, who assumed the role of President and Chief Executive Officer on June 1, 2022, represents his sign-on equity award rather than a target annual equity award.

Focus on Performance-Based, Long-Term Compensation. Of target total direct compensation, 92% of our current Chief Executive Officer’s compensation, and, on average, 84% of our other named executive officers’ compensation was variable, either because it was subject to performance goals, or to fluctuations in stock price, or both. In addition, 85% of our current Chief Executive Officer’s target compensation was long-term, while 73% of the target annual compensation of our other named executive officers, on average, was long-term.
Responsible Compensation Practices
Our compensation programs and practices demonstrate our commitment to responsible pay and governance principles. We evaluate our compensation programs and practices regularly and we modify them to address evolving best practices. The following table highlights some of the practices we have adopted, and those we have avoided, to serve the long-term interests of our shareholders.
What We Do		What We Don’t Do
✔	Solicit shareholder feedback on our programs	✘	No employment agreements with executives
✔	Stock ownership guidelines for executives and Directors	✘	No excise tax assistance (gross-ups) upon a change in control
✔	Double-trigger provisions for change in control	✘	No defined benefit pension programs
✔	Clawback and recoupment policy	✘	No significant executive perquisites
✔	Caps on annual incentive payments	✘	No cash severance in excess of 2x salary and bonus
✔	Engage independent compensation consultant	✘	No hedging or pledging of Company securities
✔	Conduct annual compensation risk assessment
✔	Performance metrics tied to financial and operating performance
✔	Emphasis on performance-based pay
INSULET CORPORATION - 2023 Proxy Statement 7

Our Sustainability Journey
Insulet is passionate about our mission to simplify and improve the lives of people living with diabetes. Along with our focus on positively impacting the diabetes community, we are committed to responsible and sustainable growth as a company. Our vision to “Deliver growth with purpose: innovating to improve lives and preserve our planet” guides our efforts to grow sustainably and maximize our positive impacts. We have embraced a holistic approach to sustainability that considers a full range of environmental, social, and governance (“ESG”) topics and their related impacts on our operations, supply chain, internal and external stakeholders, and our planet.
We have made significant progress in our sustainability journey over the last three years. In 2020, we conducted our first materiality assessment. This research-intensive and stakeholder-inclusive process identified our most important sustainability topics, and drives our targeted approach to address significant impacts, increase engagement, and mitigate risks. With considerable opportunities to grow as an organization, we identified the need to establish a global function dedicated to sustainability and develop a comprehensive sustainability strategy. In 2020, we added a Vice President, Global Sustainability and Chief Sustainability Officer (“CSO”) who has developed our comprehensive multi-year sustainability strategy and is leading its implementation. This strategy focuses on three pillars – Resilient Operations, Sustainable Product Innovation, and People and Communities – and establishes an integrated approach for growing responsibly, building on existing capabilities, and setting the foundation for even greater impact on behalf of the global diabetes community. We also published our first Sustainability Report in 2020; each year our Report evolves, increasing in detail and depth as we progress in our journey.
We recognize that our products and operations impact our planet, and we are taking thoughtful steps to reduce our environmental footprint. To divert more products from landfills, we are seeking to expand our takeback programs and increase product recyclability. In 2022, we continued our established Pod takeback programs in Europe and Canada and implemented a new program in Australia. Through our takeback programs, customers can return their used Pods for recycling and responsible disposal. We also introduced a product takeback pilot in Massachusetts in 2022 to explore a U.S. product takeback model and gain a better understanding of how to enable these measures at scale throughout the country. We look forward to expanding product takeback options in other regions as Insulet grows and considers novel recycling or reuse processes based on local regulations and available services.
We are also actively working to improve efficiency in our facilities, conserve our use of natural resources, and prepare ourselves for the transition to a low-carbon economy. At our corporate headquarters in Acton, Massachusetts, we have rooftop solar panels installed as part of our multi-year solar project. This project generates renewable energy to increase the sustainability of our local electricity grid and support the state of Massachusetts in meeting its renewable energy goals. In 2022, we continued to implement the second phase of our solar strategy and explore additional opportunities to invest in clean energy. In 2022 we also began construction on a new manufacturing facility in Malaysia. We are striving for both Green Building Index (GBI) certification and Leadership in Energy and Environmental Design (LEED) Silver certification at this new plant. We are using a portion of materials with recycled content to construct the building, and our designs incorporate efficient technology for lighting, heating, and water consumption, including a rainwater harvesting system. We also plan to install a charging station for electric vehicles. Additionally, the facility will generate renewable energy using rooftop solar panels to make the local electricity grid more sustainable and resilient. Together, these measures will optimize the facility’s energy use and enable us to responsibly grow our manufacturing footprint.
In 2022, we worked diligently to further embed our sustainability strategy into our policies, processes, and goals. We began to evolve from setting a performance baseline to operationalizing sustainability while still maintaining our focus on enhancing transparency, preserving stakeholder trust, and creating value. We continue to explore opportunities to establish ambitious sustainability targets, and we plan to disclose our progress against these goals moving forward.
Sustainability Governance
Reporting to the Senior Vice President, Global Operations, our Vice President, Global Sustainability and CSO leads our sustainability strategy and maintains responsibility for our ESG practices, as described above. This role fosters cross-functional collaboration and drives our commitment to deliver growth with purpose. Insulet’s Executive Leadership Team and Global Sustainability Team own, implement, and track the Company’s sustainability strategy and efforts in collaboration with every major business function and with oversight from the Board of Directors, with particular focus by the Nominating, Governance and Risk Committee. The CSO meets with the Nominating, Governance, and Risk Committee at least twice per year to report our ESG progress and enhance the Board’s knowledge of sustainable development. The full Board receives an annual update and may also discuss specific material topics, such as climate change and product stewardship.
8 INSULET CORPORATION - 2023 Proxy Statement

Proposal 1 Election of Directors
The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this year’s Annual Meeting, the shareholders will elect three Class I Directors. The Class I Directors currently consist of Luciana Borio, Michael R. Minogue, and Corinne H. Nevinny. Accordingly, the Board of Directors, consistent with the recommendation of the Nominating, Governance and Risk Committee, has nominated each of the following to be elected to the Board of Directors as a Class I Director, to hold office until the Annual Meeting of Shareholders to be held in 2026, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal:
Director Nominees
				Independent (Yes/No)
Name	Age	Director since	Current Positions	Yes	No	Committee Memberships
Luciana Borio M.D.	52	2021	Venture partner, ARCH Venture Partners	✔		• Nominating, Governance and Risk Committee
Michael R. Minogue	56	2017	President and CEO, Minogue Consulting, LLC	✔		• Audit Committee
Corinne H. Nevinny	63	2019	Partner and Co-founder, Avestria Ventures	✔		• Audit Committee (CHAIR) • Nominating, Governance and Risk Committee
Following the Annual Meeting, the Board of Directors will also include:
•	Three Class II Directors (Wayne A.I. Frederick, Shacey Petrovic, and Timothy J. Scannell), whose terms expire at the Annual Meeting of Shareholders to be held in 2024; and
•	Three Class III Directors (James R. Hollingshead, Jessica Hopfield, and Elizabeth H. Weatherman), whose terms expire at the Annual Meeting of Shareholders to be held in 2025.
The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein (or, in the circumstances described in the foregoing sentence, for such other person as the Board of Directors may recommend).
Assuming a quorum is present at the Annual Meeting, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting will be elected as Class I Directors. However, in accordance with the Company’s majority voting policy, in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. (For additional information, see “Governance of the Company – Governance Policies and Procedures.”)
INSULET CORPORATION - 2023 Proxy Statement 9

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE THREE CLASS I NOMINEES LISTED BELOW.
Set forth below is certain biographical information concerning our Directors, including the experiences, qualifications, attributes, or skills that caused the Nominating, Governance and Risk Committee and the Board of Directors to determine that the person should serve as a Director of the Company. We have also included a chart following the director biographies that summarizes the assessment for the full Board.

  Class I Director Nominees – Term expires at the 2023 Annual Meeting
Luciana Borio, M.D. Age: 52 Director Since 2021 Committees: Nominating, Governance and Risk
Dr. Borio has served on our Board of Directors since October 2021. She is a venture partner at ARCH Venture Partners where she advises on new investment opportunities related to biologics manufacturing, clinical trials, novel therapies, and areas with large unmet clinical needs. She also serves on the Board of Directors of Eagle Pharmaceuticals, Inc. From 2019 to 2020, she was Senior Vice President at In-Q-Tel, an independent, non-profit, strategic investment firm. From 2017 to 2019, she was Director for Medical and Biodefense Preparedness Policy at the National Security Council. While at the FDA from 2009 to 2017, Dr. Borio held roles of increasing responsibility, including Acting Chief Scientist and Assistant Commissioner for Counterterrorism Policy. She helped develop and execute the FDA’s medical countermeasures and public health responses to the 2009 H1N1 flu pandemic, the 2014 Ebola epidemic, and the 2015 Zika outbreak. She also served on the World Health Organization’s Emergency Preparedness and Response Scientific Advisory Group. Most recently, Dr. Borio served as a member of the President’s Transition COVID-19 Advisory Board. Dr. Borio is an adjunct faculty member at Johns Hopkins Hospital and a senior fellow for Global Health at the Council on Foreign Relations. She earned a Doctor of Medicine from George Washington University School of Medicine and a Bachelor of Science in Zoology from George Washington University. With her medical and public health background as well as her experience at the FDA, Dr. Borio brings exceptional regulatory and scientific perspective.
Michael R. Minogue Age: 56 Director Since 2017 Committees: Audit
Mr. Minogue has served on our Board of Directors since August 2017. He is the President and CEO of Minogue Consulting, LLC. From 2004 until its sale in December 2022, Mr. Minogue served as Chairman, President and Chief Executive Officer of Abiomed, Inc., a global leader in healthcare technology and innovation. Prior to joining Abiomed, he spent 11 years with General Electric Healthcare, where he held numerous leadership roles and holds three patents. Mr. Minogue served as a director of the medical device industry association Board of Directors for the Advanced Medical Technology Association (AdvaMed) from 2007 to 2023, serving as Chairman from 2021 to 2023. He previously served on the Board of Directors of Abiomed, LifeCell, Bioventus and the Medical Device Innovation Consortium (MDIC) and as the Chairman of the Governor’s Advisory Council on Veterans’ Services for the Commonwealth of Massachusetts. Mr. Minogue cofounded the Mike and Renee Minogue Foundation and MedTechVets, a 501(c)(3) nonprofit organization that helps military veterans network with industry mentors to discover career opportunities in the medtech industry; he serves on the board of directors after serving as Chairman for 8 years. Mr. Minogue served as an officer in the U.S. Army, receiving multiple distinctions, including Airborne, Ranger, Desert Storm veteran and a Bronze Star. He received a Bachelor of Science in Engineering Management from the United States Military Academy at West Point and an MBA from the University of Chicago. Mr. Minogue brings distinguished senior executive leadership experience, as well as direct experience driving innovation and product development.
10 INSULET CORPORATION - 2023 Proxy Statement

Corinne H. Nevinny Age: 63 Director Since 2019 Committees: Audit (Chair) and Nominating, Governance and Risk
Ms. Nevinny has served on our Board of Directors since January 2019. Ms. Nevinny is a co-founder of Avestria Ventures, a venture capital firm focused on early- stage investments in women's healthcare and women in Lifesciences. She served as a Partner of Avestria from 2018 to 2020 and is currently serving as an advisor. Ms. Nevinny has also served as General Partner at LMNVC, LLC, a seed venture fund making early round investments in start-up companies that have products or provide services to improve quality of life, including health and wellness- oriented businesses, since 2019. From 2003 to 2010, she served in various roles at Edwards Lifesciences Corporation, a global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring, including General Manager - Cardiac Surgery Systems, President of Global Operations, and Chief Financial Officer and Treasurer. During this time, Ms. Nevinny was responsible for global manufacturing, quality and supply chain operations, as well as oversight of core operating units including finance, IT, internal audit and risk management. Prior to joining Edwards Lifesciences Corporation, Ms. Nevinny held various finance and investment banking positions. Ms. Nevinny currently serves on the Board of Directors of Restorsea LLC. She previously served on the Board of Directors of privately-held nVision Medical Corp., a company focused on developing medical devices in the women’s health innovation space, as well as on the Boards of Directors of various public companies, including Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc., and Onyx Pharmaceuticals, Inc. Ms. Nevinny chaired the Audit Committees of Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc. and Onyx Pharmaceuticals, Inc. Ms. Nevinny holds a Bachelor of Science in Industrial Engineering from Stanford University and an MBA from Harvard Business School. Ms. Nevinny brings considerable public board experience and a breadth of first-hand experience managing complex global finance, logistics, regulatory and manufacturing operations, which are directly relevant to our business.
Continuing Class II Directors – Term expires at the 2024 Annual Meeting
Wayne A.I. Frederick, M.D. Age: 51 Director Since 2020 Committees: Audit and Talent and Compensation
Dr. Wayne A. I. Frederick has served on our Board of Directors since October 2020. He is the President of Howard University, having held this position since July 2014, and also serves as the Charles R. Drew Endowed Chair of Surgery at Howard University’s College of Medicine. Prior to July 2014, Dr. Frederick served as Howard University’s Interim President (elected October 2013) after serving as Provost and Chief Academic Officer for more than a year. Following his post-doctoral research and surgical oncology fellowships at the University of Texas MD Anderson Cancer Center, Dr. Frederick began his academic career as Associate Director of the Cancer Center at the University of Connecticut. Upon his return to Howard University, his academic positions included Associate Dean in the College of Medicine, Division Chief in the Department of Surgery, Director of the Cancer Center and Deputy Provost for Health Sciences. He also earned an MBA from Howard University’s School of Business in 2011. Dr. Frederick, a practicing surgeon, lectures to the medical students and residents of Howard University’s College of Medicine. Dr. Frederick is a fellow of the American College of Surgeons and belongs to numerous surgical organizations, including, the American Surgical Association. Dr. Frederick also serves on the Board of Directors of Agostini’s Limited, Humana Inc. and Workday, Inc. as well as other privately held companies and charitable organizations. Dr. Frederick’s vast experience in medical research, healthcare academics and business administration brings valuable insights to Insulet’s Board.
INSULET CORPORATION - 2023 Proxy Statement 11

Shacey Petrovic Age: 49 Advisor of Insulet Corporation Director since 2018
Ms. Petrovic has served on our Board of Directors since September 2018 and as an advisor to the Company since June 2022. From January 2019 to May 2022, Ms. Petrovic served as our President and Chief Executive Officer. From October 2016 to January 2019, Ms. Petrovic served as our President and Chief Operating Officer. From February 2016 to October 2016, Ms. Petrovic served as our Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as our Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Ms. Petrovic also serves on the Board of Directors of Exact Sciences Corporation and Ambu A/S. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin. Ms. Petrovic brings to the Board deep insight into the Company’s strategy, operations and mission as well as decades of experience as an executive in the medical device industry.
Timothy J. Scannell Age: 58 Director since 2014 Chairman of the Board since 2019 Committees: Nominating, Governance and Risk (Chair) Talent and Compensation
Mr. Scannell has served on our Board of Directors since August 2014 and as our Board Chair since January 1, 2019. From October 1, 2021 to March 31, 2023, he served as an Executive Advisor at Stryker Corporation, one of the world's leading medical technology companies that offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. From August 2018 to September 2021, he served as the President and Chief Operating Officer at Stryker, and from 2009 to August 2018, he served as a Group President and oversaw Stryker’s MedSurg and Neurotechnology divisions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker, including a range of sales and marketing leadership roles, Vice President and General Manager of its Biotech division and President of its Spine business. He also serves on the Board of Directors of Novocure, Renalytix plc and AeroClean Technologies. Mr. Scannell holds a Bachelor of Business Administration and an MBA from the University of Notre Dame. He brings extensive strategic, organizational, and operational skills and experience.
12 INSULET CORPORATION - 2023 Proxy Statement

Continuing Class III Directors – Term expires at the 2025 Annual Meeting
James R. Hollingshead, Ph.D. Age: 60 Director Since 2019
Mr. Hollingshead has served as our President and Chief Executive Officer since June 1, 2022 and has served on our Board of Directors since July 2019. From July 2020 to May 2022, he served as President of the Sleep and Respiratory Care (“SRC”) business at ResMed, Inc., a global medical technology company focused on the treatment of sleep-related breathing disorders. As President of ResMed’s SRC business, Mr. Hollingshead helped lead ResMed’s transformation from a traditional medical hardware technology business to a SaaS-based digital solutions and services business. Previously, Mr. Hollingshead spent nearly two decades in strategy consulting across a range of industries including biotech, high-tech, and telecommunications. Prior, he was a senior partner in the Strategy and Life Sciences practices at Deloitte Consulting and also served as Managing Partner at Monitor Group, a U.S. strategy consulting firm. Mr. Hollingshead holds a Bachelor of Arts in History and International Relations with Highest Distinction from Stanford University, and a Master’s Degree and Ph.D. in Political Science from the University of California, Berkeley, where he was awarded a graduate student Fellowship by the National Science Foundation. Mr. Hollingshead brings a unique combination of digital strategy and transformation expertise, as well as global corporate leadership and consulting experience in the biotech and life sciences sectors.
Jessica Hopfield, Ph.D. Age: 58 Director Since 2015
Dr. Hopfield, who is NACD Directorship certified, has served on our Board of Directors since July 2015 and served as our Lead Independent Director from August 2016 through December 2018. She is the former Chair of the Joslin Diabetes Center. Dr. Hopfield currently serves as the Lead Independent Director of Editas Medicine, Inc., a leading genome editing company developing medicines to cure genetic ocular and blood diseases and to treat cancer; she has been a member of the Editas Board of Directors since February 2018. Since November 2020, she has served on the Board of Directors of Maravai LifeSciences Holdings, Inc., a life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines. Since December 2021, she has served on the Board of Directors of Berkeley Lights, Inc., a leader in digital cell biology. Dr. Hopfield has previously served on the Board of Directors of Radius Health, Inc., a biopharmaceutical company focused on endocrine therapies. Dr. Hopfield is a distinguished healthcare executive and diabetes expert with over two decades of experience in the medical and healthcare fields. She is a strategic advisor and investor in healthcare and technology firms seeking to commercialize innovative intellectual property. From 1995 to 2009, Dr. Hopfield was a Partner at McKinsey & Company in their global pharmaceuticals and medical devices practice and she served clients across the pharmaceutical, biotech, medical device and consumer industries with a focus on strategy, R&D management and marketing. She also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a Bachelor of Science from Yale College, an MBA from the Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield brings proven experience in the diabetes field, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries.
INSULET CORPORATION - 2023 Proxy Statement 13

Elizabeth H. Weatherman Age: 63 Director Since 2022 Committees: Talent and Compensation (Chair)
Elizabeth Weatherman has served on our Board of Directors since February 2022. She has been a Special Limited Partner of Warburg Pincus since January 2016. Ms. Weatherman joined Warburg Pincus in 1988 and led the firm’s Healthcare Group from 2008 to 2015. She was also previously a Managing Director and a member of the firm’s Executive Management Group. Ms. Weatherman currently serves as a director of Nevro Corp., Silk Road Medical, Inc., and Vapotherm, Inc., and all of which are publicly traded medical device companies, and previously served on the Board of Wright Medical Group, N.V. She serves as a trustee of Stanford University and as a trustee and chair of the Investment Committee of Mount Holyoke College. Ms. Weatherman received a BA in English from Mount Holyoke College and holds an MBA from the Stanford Graduate School of Business. With her extensive healthcare investment knowledge as well as her experience on the boards of other public medical device companies, Ms. Weatherman brings strong strategic and governance perspectives.
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Summary of Director Qualifications and Experience	Borio	Frederick	Hollingshead	Hopfield	Minogue	Nevinny	Petrovic	Scannell	Weatherman

CEO/Senior Leadership Experience Serving as CEO or a senior operating executive, as well as hands on leadership in core management functions, provides a practical understanding of how complex organizations work
	✔	✔	✔		✔	✔	✔	✔

Corporate Governance/Public Company Board Experience An understanding of corporate governance supports our goals of strong board and management accountability, transparency, sustainability and diversity, equity and inclusion, while service on the boards of other public companies provides an understanding of corporate governance practices and insights into board management as well as relations between the board, the CEO and senior management
	✔	✔	✔	✔	✔	✔	✔	✔	✔
SEC Financial Expert / CFO Experience Assists our directors in understanding and overseeing our financial reporting and internal controls and qualified to serve as Chair of the Audit Committee					✔	✔		✔	✔

Innovation / Technology In the rapidly changing medical technology industry, engineering and innovation are at the core of our business and are key to developing and producing our products and bringing them to market
			✔	✔	✔	✔	✔	✔	✔

Government/Regulatory/Legal Experience We operate in a complex regulatory and compliance environment involving relationships with various governmental entities and nongovernmental organizations across the globe, requiring us to develop policies and procedures that effectively manage compliance and risk
	✔		✔				✔
Human Capital Management Experience Helps us attract, motivate and retain key talent essential to our operations	✔		✔		✔		✔	✔
Cybersecurity/Digital Experience As we become more and more of a data-driven company, digital and cybersecurity experience are valuable			✔				✔
International Experience With operations in several countries and plans for further expansion, international experience helps us identify opportunities and challenges	✔		✔	✔	✔		✔	✔

Medical Device / Pharmaceutical Industry Experience Important to understanding the technical nature of our business and informs the board’s view of our end markets and contributes to a deeper understanding of our business strategy, operations and competitive environment
	✔		✔	✔	✔	✔	✔	✔

Risk Management Experience Critical to the board’s role in overseeing the identification, assessment and prioritization of key risks facing the Company, including competition, financial, cybersecurity and intellectual property risks
	✔	✔	✔	✔	✔	✔	✔	✔

Strategic Planning/ Business Development Experience Brings insight into developing and implementing strategies for growing our business and the perspective to analyze, shape and oversee the execution of strategic priorities
	✔	✔	✔	✔	✔	✔	✔	✔	✔
INSULET CORPORATION - 2023 Proxy Statement 15

Governance of the Company
Our Board of Directors
The business and affairs of the Company are managed under the direction of our Board of Directors, which currently consists of nine members. The Board has three standing committees: an Audit Committee, a Nominating, Governance and Risk Committee (the “Governance Committee”) and a Talent and Compensation Committee. Each of these committees operates under a written charter that it reviews at least annually. These charters, which have been approved by the Board, are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

  Board Independence
The Board has determined that each of our Directors, other than James R. Hollingshead, our President and Chief Executive Officer, Shacey Petrovic, an Advisor to the Company and our former President and Chief Executive Officer, and Jessica Hopfield, are independent within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Those independent directors are: Luciana Borio, Wayne A. I. Frederick, Michael R. Minogue, Corinne H. Nevinny, Timothy J. Scannell, and Elizabeth H. Weatherman. The Audit Committee, Governance Committee, and Talent and Compensation Committee each consist solely of independent Directors.

  Board Leadership Structure
The Company’s Board of Directors regularly assesses the Board’s leadership structure to determine the appropriate leadership for the Company. Based on the Board’s most recent assessment, the Board determined that the most advantageous leadership structure for the Company and its shareholders was to continue to have an independent, non-employee Director, Timothy J. Scannell, serve as Chairman of the Board.
The Chairman of the Board is responsible for, among other things, coordinating with the Chief Executive Officer on the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board, acting as the principal liaison between the independent Directors and management, and serving as the focal point for shareholder requests addressed to the independent Directors. Additionally, pursuant to the Company’s Bylaws and Corporate Governance Guidelines, the Chairman of the Board is responsible for, among other things, receiving Board member resignation letters, calling special meetings, presiding at Board meetings, and executing certain contracts and/or instruments. The Board believes that having an independent Director serve as Chairman of the Board ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board.
The Company does not have a policy as to whether the same person should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. The Company recognizes that, depending on the circumstances, different Board leadership structures may be appropriate. However, the Company believes its current Board leadership structure, which includes an independent Chairman of the Board, supports the CEO in driving the Company’s growth and objectives and currently is the preferable Board leadership structure for the Company.

  Director Qualifications
The Governance Committee is responsible for reviewing with the Board from time to time the appropriate qualities, skills, and characteristics desired of members of the Board in the context of the needs of the business and current make-up of the Board. The Governance Committee must be satisfied that each committee-recommended nominee will have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing Directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all shareholders to the Board and management.
In addition to these minimum qualifications, the Governance Committee will recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board shall be “independent,” in accordance with the standards established by Nasdaq, (ii) at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, (iii) the Audit Committee, the Talent and Compensation Committee and the Governance Committee each shall be comprised entirely of independent Directors, and (iv) each member of the Audit Committee is able
16 INSULET CORPORATION - 2023 Proxy Statement

to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Governance Committee may deem appropriate for the overall structure and composition of the Board, the Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

  Board Diversity
The members of the Board possess a broad range of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Governance Committee in recommending qualified Director nominees is described below under “Governance of the Company – Governance Policies and Procedures.” While the Governance Committee does not have a formal policy with respect to diversity, the Company, the Board, and the Governance Committee believe that it is essential to have diversity on the Board. As a result, the Board and the Governance Committee may, and do, consider the diversity of background of each Director nominee, such as diversity of knowledge, attributes, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience in the context of the needs of the business. Aligned with Insulet’s commitment to embed diversity, equity, and inclusion throughout all levels of the Company, we reached 55% gender diversity and 22% racial/ethnic diversity on our Board of Directors during 2022.
Board Diversity Matrix (as of April 6, 2023)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	5	4
Part II: Demographic Background
African American or Black	0	1
Hispanic or Latinx	1	0
White	5	3

  Board Refreshment and Director Skills Assessments
At least annually, the Board reviews the skills of its members, as well as the overall composition of the Board, in order to ensure that the Board maintains the diverse set of skills, attributes, experience, perspectives, and breadth of knowledge that is necessary to effectively oversee the Company’s business and strategy. The Board’s continued focus on refreshment has resulted in the Board appointing at least one new director each year since 2014.
•
In February 2022, the Board appointed Elizabeth H. Weatherman to the Board. Ms. Weatherman has been with the Warburg Pincus, a global private equity firm, for over 30 years, serving as head of the firm’s Healthcare Group, a member of the Executive Management Group, Managing Director and Special Limited Partner, among other positions. She also serves on the boards of three other publicly traded medical device companies. With her extensive healthcare investment knowledge as well as her experience on the boards of other public medical device companies, Ms. Weatherman brings strong strategic and governance perspectives to the Board.

•
In October 2021, the Board appointed Luciana Borio to the Board. Dr. Borio currently advises on new investment opportunities related to biologics manufacturing, clinical trials, novel therapies, and areas with large unmet clinical needs as a partner with the venture capital firm, ARCH Venture Partners. Dr. Borio is an adjunct faculty member at Johns Hopkins Hospital and a senior fellow for Global Health at the Council on Foreign Relations and has also worked for the FDA and served as the Director for Medical and Biodefense Preparedness Policy at the National Security Council. With her medical and public health background as well as her experience at the FDA, Dr. Borio brings exceptional regulatory and scientific perspective.

•
In October 2020, the Board appointed Wayne A.I. Frederick to the Board. Dr. Frederick is the President of Howard University. A distinguished researcher and surgeon, Dr. Frederick continues to work as a surgeon, and also lectures to medical students and residents of Howard’s College of Medicine. The Board believes that with his exemplary career as a leader in medical research, healthcare academics and business administration, Dr. Frederick provides valuable perspective to the Board to assist in the advancement of our global strategic growth initiatives.

  Meeting Attendance
The Board of Directors met 14 times during the fiscal year ended December 31, 2022. Each of our incumbent Directors attended over 89% of the aggregate of the total number of meetings of the Board and the committees of the Board on which they served during the fiscal year ended December 31, 2022.
The Company’s policy is that all Directors are encouraged to attend the Annual Meeting of Shareholders. All of the Directors then serving on the Board attended the Annual Meeting of Shareholders held in 2022.
INSULET CORPORATION - 2023 Proxy Statement 17

  Board Committees
The following table sets forth the current membership and chairs of the committees of the Board as well as the number of meetings held in fiscal 2022.
Name	Audit Committee	Nominating, Governance and Risk Committee	Talent and Compensation Committee
Luciana Borio		•
Wayne A.I. Frederick	•		•
Michael R. Minogue	•
Corinne H. Nevinny	Chair	•
Timothy J. Scannell		Chair	•
Elizabeth H. Weatherman			Chair
Number of Meetings in Fiscal 2022	5	5	6
AUDIT COMMITTEE
Members: Corinne H. Nevinny (Chair), Wayne A. I. Frederick, and Michael R. Minogue
Roles and Responsibilities
The purpose of the Audit Committee is to, among other functions,
•
oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors, and

• prepare the Audit Committee Report for inclusion in this and subsequent proxy statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee meets the independence and other requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the Exchange Act”). In addition, the Board has determined that each member of the Audit Committee is financially literate and that Ms. Nevinny and Mr. Minogue each qualifies as an “audit committee financial expert” under SEC rules.

NOMINATING, GOVERNANCE AND RISK COMMITTEE
Members: Timothy J. Scannell (Chair), Luciana Borio, and Corinne H. Nevinny
Roles and Responsibilities
The purpose of the Governance Committee is to, among other functions,
•	identify individuals qualified to become Board members,
•	recommend that the Board of Directors select the Director nominees for election at each Annual Meeting of Shareholders,
•	periodically review and recommend to the Board of Directors any changes to the Company’s Corporate Governance Guidelines,
•	review matters relating to regulatory compliance,
•	review the Company’s ESG and sustainability initiatives,
•	discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management, and
•	review and monitor the Company’s cybersecurity policies and practices.
The Board of Directors has determined that each member of the Nominating, Governance and Risk Committee meets the independence requirements promulgated by Nasdaq.

As described below in the section entitled “Governance of the Company – Governance Policies and Procedures,” the Governance Committee will consider Director nominees recommended by shareholders. For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

18 INSULET CORPORATION - 2023 Proxy Statement

TALENT AND COMPENSATION COMMITTEE
Members: Elizabeth H. Weatherman (Chair), Wayne A.I. Frederick, and Timothy J. Scannell
Roles and Responsibilities
The purpose of the Talent and Compensation Committee is to, among other functions,
• discharge the Board of Directors’ responsibilities relating to compensation of the Company’s Directors and executive officers,
• oversee the Company’s overall compensation programs,
• oversee diversity, equity and inclusion practices, and
• prepare the Compensation Committee Report required to be included in this and subsequent proxy statements.

The Board of Directors has determined that each member of the Talent and Compensation Committee meets the independence requirements promulgated by Nasdaq. See the section entitled “Compensation Decision Making Process” in the Compensation Discussion and Analysis portion of this proxy statement for a more detailed description of the policies and procedures of the Talent and Compensation Committee.

No member of the Talent and Compensation Committee was an employee or former employee of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure herein.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Talent and Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Talent and Compensation Committee of the Company, or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

Governance Policies and Procedures

  Executive Sessions of Independent Directors
Independent members of the Board of Directors meet without the non-independent Directors of the Company following all regularly scheduled Board meetings and occasionally at specially called meetings arranged by our independent Chairman of the Board. These executive sessions include only those Directors who meet the independence requirements promulgated by Nasdaq, and Timothy J. Scannell, as Chairman of the Board, is responsible for chairing these executive sessions.

  Succession Planning
The Board views ensuring thoughtful, seamless, and effective transitions of leadership to be a primary responsibility of the Board. Upon Shacey Petrovic stepping down as the Company’s President and Chief Executive Officer during 2022, and in alignment with its executive succession planning, the Board named James R. Hollingshead, then a Director, as President and Chief Executive Officer, effective June 1, 2022. The full Board and the Governance Committee periodically review succession planning for our Chief Executive Officer. Our Chief Executive Officer periodically discusses with the Board his recommendations and evaluations of potential successors to his position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals. The Board also annually reviews succession plans for the entire Executive Leadership team, discussing individuals identified as emergency successors and individuals zero to three moves of readiness away. When the Company’s former Chief Operating Officer, Charles J. Alpuche, announced his intent to retire, Mr. Singh was in position ready to assume Mr. Alpuche’s responsibilities, which he did on January 1, 2023.

  Board and Committee Assessments
Each year, the Nominating, Governance and Risk Committee, together with Board Chair (who also chairs the Nominating, Governance and Risk Committee), oversees an annual evaluation process. The evaluations help inform the Committee’s discussions regarding Board succession planning and refreshment and complement the Committee’s evaluation of the size and composition of the Board. The Board also recognizes that a robust and constructive evaluation process is an important part of good corporate governance and board effectiveness. Our Board is committed to an annual evaluation process and recognizes that this process promotes continuous improvement. The annual self-assessment evaluates the performance of the Board and its committees in accordance with a procedure established by the Nominating, Governance and Risk Committee. In 2022, the full Board and each Board committee completed
INSULET CORPORATION - 2023 Proxy Statement 19

anonymous written questionnaires that requested subjective comment in key areas and solicited input for areas of development. The results were compiled and discussed by the Board and each committee, as applicable, and changes in practices or procedures were considered, as necessary. The evaluation results were reviewed in detail by the Board Chair, who led a discussion with the full Board highlighting both areas of strength and areas of opportunity.

  Risk Oversight
The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures, and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and reputational risks. In particular, the Board reviews cybersecurity risks and incidents as well as other risks and incidents relevant to our information technology system controls and security. The Board also reviews the risks associated with the Company’s strategic plan and discusses the appropriate levels of risk in light of the Company’s business objectives. This is done through an annual strategy review process and from time-to-time throughout the year as part of the Board’s ongoing review of corporate strategy.
The various Committees of the Board are also responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. The Audit Committee, among other things, oversees the management of market and operational risks that could have a financial impact, such as those relating to internal controls, the integrity of the Company’s financial statements and financial liquidity. The Talent and Compensation Committee oversees risks associated with the Company’s compensation practices and programs. The Governance Committee oversees risks relating to the Company’s corporate governance practices, including director independence and the breadth of skills of directors serving on the Board, succession planning for the Chief Executive Officer, and matters relating to regulatory compliance. In connection with its oversight responsibilities, each Committee often meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, the Company’s Chief Financial Officer, General Counsel, Chief Human Resources Officer, Chief Sustainability Officer, and senior regulatory, information technology, internal audit, research and development and compliance officers.

  Director Overboarding Policy
As provided in our Corporate Governance Guidelines, the Board has established an overboarding policy to help ensure a director’s service on other public company boards does not impair the director’s ability to effectively serve on our Board. To that end, the Board believes that directors who serve as the chief executive officer of any business corporation (including the Company) should not serve on more than two public company boards (inclusive of our Board) and that all other directors should not serve on more than five public company boards (inclusive of our Board).

  Code of Conduct and Ethics
The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, that applies to all of the Company’s Directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com.
For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

  Clawback / Recoupment of Incentive Compensation
The Board of Directors has adopted a policy that provides that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of any executive officer of the Company (a “Covered Officer”), then the Talent and Compensation Committee may require any Covered Officer to repay to the Company that part of the cash bonus and long-term equity incentive compensation (“Incentive Compensation”) received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Talent and Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statements.
The Talent and Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from any individual Covered Officer (which need not be the same amount or proportion for every Covered Officer), including any determination by the Talent and Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped will be determined by the Talent and Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Talent and Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment. The Board is evaluating this policy in light of recent SEC rule adoption and proposed Nasdaq listing standards.
20 INSULET CORPORATION - 2023 Proxy Statement

  Stock Ownership Guidelines
The Board of Directors has adopted a policy recommending that all Directors and executive officers own a significant equity interest in the Company’s common stock, subject to a phase-in period. The policy advises that Directors own Company common stock with a value at least equal to three times their annual cash retainer. The policy recommends that the Chief Executive Officer own Company common stock with a value at least equal to three times his base salary, and that the other executives own Company common stock with a value at least equal to their base salaries. Subject to the phase-in requirements, all of the Directors and executive officers are in compliance with this policy. Further information regarding this policy can be found in the Compensation Discussion and Analysis section of this proxy statement.

  Anti-Hedging and Anti-Pledging Policy
The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:
•	engaging in any short sales of the Company’s securities,
•	buying or selling puts, calls, or other derivative securities relating to any of the Company’s securities,
•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities, or
•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Talent and Compensation Committee.

  Majority Voting Policy for Uncontested Director Elections
The Company’s Bylaws provide for plurality voting in Director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of Directors, any nominee for Director who receives a greater number of “withhold” votes than votes “for” his or her election must, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Governance Committee.
Any resignation tendered pursuant to the majority voting policy will be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the shareholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.
The Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation:
•	the stated and perceived reasons why shareholders withheld votes for election from such Director, in part as reflected in the reports issued by proxy advisory firms;
•	the length of service and qualifications of such Director;
•	the Director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits;
•	the overall composition of the Board and the Committees of the Board on which the Director sits,
•	whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements, and
•	whether acceptance of the resignation is in the best interest of the Company and its shareholders.
The Board will take formal action on the Governance Committee’s recommendation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering the Governance Committee’s recommendation, the Board will consider the information and factors considered by the Governance Committee and such additional information and factors as the Board deems relevant.
Within four business days following the Board’s decision on the Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.
Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent Directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Governance Committee.
INSULET CORPORATION - 2023 Proxy Statement 21

  Identifying and Evaluating Director Nominees
The Board of Directors is responsible for approving nominees to the Board. Generally, the Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board, shareholders, or through such other methods as the Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Governance Committee will assess whether the candidates meet all of the minimum qualifications for Director nominees established by the Governance Committee. The Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Governance Committee deems helpful in the evaluation process. The Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.

  Recommendation of Director Nominees by Shareholders
The Governance Committee will consider stockholder recommendations for Board nominees using the criteria described on page 16 under the heading “Director Qualifications”. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Secretary, Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720. If you wish to formally nominate a candidate, you must follow the procedures described in our Bylaws.

  Proxy Access
In February 2022, based on investor feedback, consideration of market practice and an assessment of the appropriateness for Insulet, the Governance Committee recommended, and the Board adopted, proxy access Bylaw provisions. A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Insulet’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in Insulet’s Bylaws.

  Communicating with the Board of Directors
The Board of Directors provides shareholders with the ability to communicate with the Board of Directors as a whole and with individual Directors on the Board of Directors through an established process for shareholder communication. Shareholders may send such communications by U.S. mail, courier or expedited delivery service to the attention of the Secretary (for full Board communications) or to an individual director at Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attn: Secretary/[Director Name]. The Company will forward any such shareholder communication to the Chairman of the Board, or to the Director to whom the communication is addressed, on a periodic basis.

  Certain Relationships and Related Party Transactions
The Company’s Related Party Transaction Approval Policy is included in the written charter of our Audit Committee. That policy applies:
•	to any transaction or series of transactions in which the Company or a subsidiary is a participant;
•	when the amount involved exceeds $120,000; and
•
when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

Pursuant to the policy, the Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. The Audit Committee determined that, since the beginning of 2022, there were transactions with two entities that qualified as related party transactions.
In February 2021, Insulet entered into a distribution agreement, the terms of which are consistent with those prevailing at arm’s length. The spouse of Jessica Hopfield, one of our Directors, is an executive officer of the parent company of the distributor. In 2022, Insulet recorded $249.9 million of net revenues from the distributor.
FMR LLC (“Fidelity”) beneficially owned approximately 15% of our common stock as of December 31, 2022. Fidelity, or one or more of its affiliates, is the third-party administrator for the Company’s equity compensation plan and the Company’s Employee Stock Purchase Plan and also provides management services for the Company’s Health Savings Account program. The Company paid Fidelity approximately $147,015 in 2022 related to these services (including for some services provided in 2021 but paid in 2022).
22 INSULET CORPORATION - 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying notes provide information about the beneficial ownership of Insulet common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of Insulet common stock, (ii) each of our named executive officers (listed in the Summary Compensation Table), (iii) each of our Directors and nominees for Director, and (iv) all of our Directors and executive officers as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of Insulet common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 69,693,976 shares of the Company’s common stock outstanding as of March 27, 2023.
Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Named Executive Officers (ownership as of March 27, 2023)
James R. Hollingshead(2)	3,870	*
Shacey Petrovic(3)	128,677	*
Wayde McMillan(4)	36,449	*
Charles Alpuche(5)	125,031	*
Eric Benjamin(6)	31,950	*
Bret Christensen(7)	60,971	*
Directors (ownership as of March 27, 2023)
Luciana Borio(8)	1,508	*
Wayne A. I. Frederick(9)	2,579	*
Jessica Hopfield(10)	44,144	*
Michael R. Minogue(11)	14,156	*
Corinne H. Nevinny(12)	5,167	*
Timothy J. Scannell(13)	43,663	*
Elizabeth H. Weatherman(14)	1,625	*
All Directors and executive officers as a group (17 persons)(15)	528,393	0.8%
More Than 5% Holders (ownership as of December 31, 2022)
BlackRock, Inc.(16)	5,244,355	7.6%
Capital Research Global Investors(17)	6,151,361	8.9%
Capital World Investors(18)	4,097,334	5.9%
FMR LLC(19)	10,424,200	14.99%
The Vanguard Group, Inc.(20)	6,528,255	9.4%
Wellington Management Group LLP(21)	5,702,028	8.2%
*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of each shareholder is c/o Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720.
(2)	Mr. Hollingshead was appointed as President and Chief Executive Officer, effective June 1, 2022.
(3)
Includes 71,130 shares of the Company’s common stock beneficially owned through trusts and 55,823 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023.

(4)	Includes 17,138 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023.
(5)	Includes 70,232 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023.
(6)	Includes 17,526 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023.
(7)	Includes 45,150 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023.
(8)	Includes 1,009 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 27, 2023.
(9)	Includes 1,009 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 27, 2023.
(10)
Includes 16,450 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023 and 1,009 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 27, 2023.

(11)
Includes 8,921 shares of the Company’s common stock beneficially owned through a trust, 4,226 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023 and 1,009 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 27, 2023.

(12)	Includes 1,009 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 27, 2023.
(13)
Includes 18,267 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023 and 1,009 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 27, 2023.

(14)	Includes 1,009 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 27, 2023.
INSULET CORPORATION - 2023 Proxy Statement 23

(15)
Includes, for four executive officers not specifically named in the table, an aggregate of 15,657 shares of the Company’s common stock issued and 12,946 shares issuable upon the exercise of options exercisable on or within 60 days after March 27, 2023.

(16)
Based solely upon Amendment 3 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 31, 2023. Amendment No. 3 provides that as of December 31, 2022, BlackRock, Inc. has sole voting power with respect to 4,840,806 shares of the Company’s common stock and sole dispositive power with respect to 5,244,355 shares of the Company’s common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(17)
Based solely upon Amendment No. 7 to Schedule 13G filed by Capital Research Global Investors with the SEC on February 14, 2023. Amendment No. 7 provides that as of December 31, 2022, Capital Research has sole voting power with respect to 6,144,590 shares of the Company’s common stock and sole dispositive power with respect to 6,151,361 shares of the Company’s common stock. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(18)
Based solely upon Amendment No. 4 to Schedule 13G filed by Capital World Investors with the SEC on February 14, 2023. Amendment No. 4 provides that as of December 31, 2022, Capital World has sole voting power with respect to 4,064,384 shares of the Company’s common stock and sole dispositive power with respect to 4,097,344 shares of the Company’s common stock. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(19)
Based solely upon Amendment No. 7 to Schedule 13G filed by FMR LLC with the SEC on February 9, 2023. Amendment No. 7 provides that as of December 31, 2022, FMR has sole voting power with respect to 10,422,641 shares of the Company’s common stock and sole dispositive power with respect to 10,424,200 shares of the Company’s common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(20)
Based solely upon Amendment No. 10 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2023. Amendment No. 10 provides that as of December 31, 2022, Vanguard has shared voting power with respect to 56,141 shares of the Company’s common stock, sole dispositive power with respect to 6,374,995 shares of the Company’s common stock and shared dispositive power with respect to 153,260 shares of the Company’s common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(21)
Based solely upon Schedule 13G filed by Wellington Management Group LLP with the SEC on February 14, 2023. The Schedule 13G provides that as of December 31, 2022, Wellington has shared voting power with respect to 5,179,296 shares of the Company’s common stock and shared dispositive power with respect to 5,702,028 shares of the Company’s common stock. The address for Wellington Management Company LLP is 280 Congress Street, Boston, MA 02210.

24 INSULET CORPORATION - 2023 Proxy Statement

Executive Officers
Executive officers are chosen by and serve at the discretion of the Board of Directors. Set forth below are the names and ages of our executive officers, as of April 1, 2023, along with certain biographical information for all but James R. Hollingshead, our President and Chief Executive Officer. For Mr. Hollingshead’s biographical information, please see page 13.
Name	Position
James R. Hollingshead	Director, President and Chief Executive Officer
Eric Benjamin	Executive Vice President, Innovation, Strategy and Digital Products
Bret Christensen	Executive Vice President and Chief Commercial Officer
Laetitia Cousin	Senior Vice President, Regulatory Affairs, Quality Assurance and Compliance
John Kapples	Senior Vice President and General Counsel
Dan Manea	Senior Vice President and Chief Human Resources Officer
Wayde McMillan	Executive Vice President, Chief Financial Officer and Treasurer
Prem Singh	Senior Vice President, Global Operations
Eric Benjamin Age: 40 Executive Vice President, Innovation, Strategy and Digital Products Joined Insulet in 2015
Mr. Benjamin has served as our Executive Vice President, Innovation, Strategy and Digital Products since March 2022. From February 2020 to February 2022, he served as our Senior Vice President, Innovation and Strategy. From February 2018 to January 2020, he served as Senior Vice President, R&D, New Product Development and Commercialization. From February 2016 to January 2018, he served as Vice President, Procurement and Supplier Development, and from June 2015 to January 2016, Mr. Benjamin served as Director, Business Development. Prior to joining Insulet, from 2004 to 2012, Mr. Benjamin held roles of increasing responsibility spanning R&D, manufacturing and quality with Abbott Laboratories. From 2013 to May 2015, Mr. Benjamin attended Harvard Business School’s MBA program, from which he graduated with High Distinction. Mr. Benjamin holds a Bachelor of Science in Industrial Engineering and Operations Research from the University of California, Berkeley, a Master of Engineering in Bioengineering from the University of California, San Diego, and an MBA from Harvard Business School.
Bret Christensen Age: 52 Executive Vice President and Chief Commercial Officer Joined Insulet in 2017
Mr. Christensen has served as our Executive Vice President and Chief Commercial Officer since February 2019. From May 2017 to February 2019, Mr. Christensen served as our Senior Vice President and Chief Commercial Officer. From August 2013 to May 2017, Mr. Christensen served as General Manager of Preventive Care of Myriad Genetics, Inc. From 2009 to July 2013, Mr. Christensen served as Vice President, Sales and Marketing of Hologic, Inc. Prior to 2009, Mr. Christensen held several leadership roles at Hologic, including District Sales Manager and Regional Business Director. Mr. Christensen earned a Bachelor of Science in Business Management from Utah Valley University and received an MBA from the University of Utah.
INSULET CORPORATION - 2023 Proxy Statement 25

Laetitia Cousin Age: 47 Senior Vice President, Regulatory Affairs, Quality Assurance and Compliance Joined Insulet in 2022
Ms. Cousin has served as our Senior Vice President, Regulatory Affairs, Quality Assurance and Compliance since December 2022. She brings to Insulet over 25 years of regulatory, quality, and clinical experience in the medical device industry. Prior to joining Insulet, from July 2015 to December 2022, Ms. Cousin led the Regulatory, Quality Compliance, Quality Operations and Environmental Health and Safety functions at SeaSpine Holdings Corporation, a global medical technology company. Previously, Ms. Cousin worked as Vice President, Regulatory, Clinical Affairs, and Quality Assurance at NuVasive, Inc. for 16 years in similar roles with increasing levels of responsibility. She began her career at Tyco Healthcare as an R&D Associate. Ms. Cousin earned a Bachelor of Science in Biological Sciences from Florida Institute of Technology in Melbourne, Florida.
John Kapples Age: 63 Senior Vice President and General Counsel Joined Insulet in 2019
Mr. Kapples has served as our Senior Vice President, General Counsel since March 2019 and Secretary from March 2019 to December 2021. From December 2015 to March 2019, he served as Vice President, General Counsel and Secretary at GCP Applied Technologies, Inc. From February 2015 to August 2015, Mr. Kapples served as Vice President at Medtronic plc, where he assisted with legal transition and integration matters related to Medtronic's acquisition of Covidien plc. From November 2006 to January 2015, prior to Medtronic’s acquisition of Covidien, Mr. Kapples served as Vice President and Corporate Secretary of Covidien. Prior to his role at Covidien, Mr. Kapples served in various roles of increasing responsibility at Raytheon Company, including Assistant General Counsel and Secretary, and he was a Corporate Associate at Sullivan & Worcester LLP. Mr. Kapples earned his Bachelor of Arts in English from Georgetown University and his Juris Doctor from the Georgetown University Law Center.
Dan Manea Age: 56 Senior Vice President and Chief Human Resources Officer Joined Insulet in 2020
Mr. Manea has served as our Senior Vice President and Chief Human Resources Officer since May 2020. He has extensive cross-cultural, functional, and geographical experience. Prior to joining Insulet, he was at Novartis for 14 years where he served in various senior Human Resources positions at the global and regional level including Global Head of HR for Novartis Oncology. Most recently, he was the Country People & Organization Head for Novartis, U.S. Prior to joining Novartis, Mr. Manea held positions in Human Resources at Eli Lilly across Europe, the U.S., and Middle East. He has broad expertise in talent acquisition, talent development, total rewards, and organizational design and strategic planning. Mr. Manea is a medical doctor and practiced medicine for several years in his native Romania. He earned an MBA from Washington State University and the Romanian Academy of Economic Studies.
26 INSULET CORPORATION - 2023 Proxy Statement

Wayde McMillan Age: 53 Executive Vice President, Chief Financial Officer and Treasurer Joined Insulet in 2019
Mr. McMillan has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2019. From January 2015 to February 2019, he was Chief Financial Officer and Vice President of Finance of the Minimally Invasive Therapies Group at Medtronic plc. From November 2006 to January 2015, prior to Medtronic’s acquisition of Covidien plc, Mr. McMillan held a variety of leadership positions at Covidien, including Chief Financial Officer and Vice President of Finance of the Medical Devices Group & U.S., Chief Financial Officer and Vice President of Finance of the Surgical Solutions Business Unit, and Vice President Finance and Controller of the Respiratory and Monitoring Solutions Business Unit. Mr. McMillan started his career in accounting, audit, financial analysis and investor relations positions at various institutions. Mr. McMillan earned his Bachelor of Science in Business Administration from Merrimack College and an MBA from the Bentley University McCallum Graduate School of Business.
Prem Singh Age: 46 Senior Vice President, Global Operations Joined Insulet in 2021
Mr. Singh has served as our Senior Vice President, Global Operations since January 2023. Previously, he served as our Group Vice President, Head of Global Supply Chain Operations from December 2021 through December 2022 where he provided supply chain leadership to ensure component availability and improved supply chain efficiency to increase capacity. Prior to joining Insulet, from July 2018 to November 2021, Mr. Singh served as Vice President of Operations and Quality for the Chromatography and Mass Spectrometry Division at Thermo Fisher Scientific Inc.; from August 2016 to June 2018, he served as Vice President of Operations at Thermo. Prior to that, he spent 18 years at General Electric in various roles, and his responsibilities increased within global operations and end-to-end supply chain. He also served as General Manager of Global Supply Chain Operations for GE Inspection Technologies. Mr. Singh earned a Bachelor of Science in Finance and Marketing from Boston College, and he is a Certified Six Sigma Master Black Belt.
INSULET CORPORATION - 2023 Proxy Statement 27

Compensation Discussion and Analysis
Introduction
For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers.” They are our President and Chief Executive Officer, our former President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer, and our three other most highly compensated executive officers, based on fiscal 2022 compensation.
Our named executive officers for Fiscal 2022:
James R. Hollingshead	President and Chief Executive Officer
Wayde McMillan	Executive Vice President, Chief Financial Officer and Treasurer
Charles Alpuche	Former Executive Vice President, Chief Operating Officer
Eric Benjamin	Executive Vice President, Innovation, Strategy and Digital Products
Bret Christensen	Executive Vice President, Chief Commercial Officer
Shacey Petrovic	Former President and Chief Executive Officer
Executive Summary
The Talent and Compensation Committee of our Board of Directors (the “Committee”) has adopted an integrated executive compensation program that is intended to align our named executive officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking.
The primary elements of our named executive officers’ compensation are base salary, an annual cash incentive and long-term equity awards. In balancing these elements, the Committee has tied a majority of our named executive officers’ compensation to key performance measures that contribute to or reflect shareholder value. Specifically:
•
an annual incentive cash compensation program that is tied to the Company’s attainment of objective pre-established financial performance, commercial, operational and organizational metrics as well as individual performance; and

•	long-term equity awards consisting of stock options, restricted stock units (“RSUs”), and performance share units (“PSUs”) tied to financial metrics measured over a three-year performance period.
The Committee believes the executive compensation program has played a significant role in our ability to attract, motivate and retain an experienced, successful executive team.

  FISCAL 2022 BUSINESS AND FINANCIAL HIGHLIGHTS
Fiscal 2022 marked another year of strong growth, successful execution across our strategic imperatives, and advancement of our mission to improve the lives of people with diabetes around the world. In the midst of our financial and operational strength, we also managed a seamless leadership transition, with a change in Chief Executive Officer in June 2022 and our Chief Operating Officer transitioning this role at the end of December 2022.
One of our most notable accomplishments in 2022 was the approval and launch in the U.S. of our Omnipod® 5 Automated Insulin Delivery (AID) System -- the first and only tubeless AID system in the U.S. with compatible smartphone control to manage blood glucose with no multiple daily injections and zero fingersticks. This marks the greatest and most complex innovation Insulet has brought to market during our 20+-year history. In addition to the initial launch of our transformative Omnipod 5 technology, in 2022, we increased access to Omnipod 5. During 2022, we secured broad reimbursement coverage for Omnipod 5 and expanded approval of Omnipod 5 from the initial indication for people with type 1 diabetes aged six and older to people with type 1 diabetes aged two and older. We also received CE Mark certification under the European Medical Device Regulation.
Throughout the year, we also continued to drive increased awareness of, and access to, Omnipod, continued to successfully drive volume growth through the pharmacy channel, launched Omnipod DASH® in new international markets, and strengthened our global manufacturing abilities, including our global supply chain capabilities. We also had a record number of U.S. and global new customer starts during 2022, helping to simplify life for even more people with either type 1 or type 2 diabetes.
28 INSULET CORPORATION - 2023 Proxy Statement

Our innovation positions us for growth. In 2022 we delivered $1.3 billion in annual revenue, representing 19% growth in revenue, or 22% on a constant currency basis, marking our seventh consecutive year of 20% or more revenue growth on a constant currency basis*. We achieved this continued growth across our U.S. and international markets.
REVENUE	EARNINGS	POSITIONED FOR GROWTH
Record Annual Revenue $1.3B (19% growth; 22% on a constant currency basis*)	Adjusted EBITDA* $224.8M and 17% of revenue	• Launched Omnipod 5 • Record Number of New Customer Starts • Submitted 510(k) application for basal-only Pod (type 2)
*
Constant currency revenue growth and adjusted EBITDA are non-GAAP measures. Reconciliations of these measures to the most directly comparable GAAP financial measures are provided in Annex A to this proxy statement.

Our 2022 accomplishments demonstrate our team’s ability to perform in the face of the continued challenges related to supply chain disruptions and other headwinds associated with global macroeconomic conditions. The resiliency and strength of our people and culture is a testament to the loyalty of our customers and the strong value proposition of our differentiated technology. As we balance profitability and strategic investments across our innovation pipeline, sales and marketing capabilities, and global manufacturing operations, we continue to build upon our existing robust foundation for sustainable long-term growth.
Due to our strong financial and non-financial results for fiscal 2022, the annual incentive plan (“AIP”) funding level for payouts under the 2022 AIP to our named executive officers (before individual adjustments) was established at a performance level of 171%. This result was driven in large part by our record annual revenue for the year and bolstered by our increased new customer starts, robust innovation pipeline and focus on the development of our people and culture.
We continue to deliver significant long-term value for our shareholders, with significantly above-market 1-, 3-, and 5-year shareholder returns and outperforming the Nasdaq Health Care Index on a 1-, 3- and 5-year basis.

Total Shareholder Return
350%
300%
250%
200%
150%
100%
50%
0%
10.6%
-19.2%
-19.9%
72.0%
22.7%
1.5%
326.7%
52.3%
23.8%
1-Year
3-Year
5-Year
Insulet Corporation
Russell 3000
NASDAQ Health Care Index (IXHC)

Returns are as of the trailing 1-year, 3-year and 5-year periods ending December 31, 2022.
INSULET CORPORATION - 2023 Proxy Statement 29

  POLICIES AND PRACTICES TO SUPPORT EFFECTIVE GOVERNANCE
The Company is committed to best practices in compensation governance. The following aspects of the Company’s compensation program reinforce that commitment:
What We Do		What We Don’t Do
✔	Solicit shareholder feedback on our programs	✘	No employment agreements with executives
✔	Use performance-contingent equity	✘	No excise tax gross up provisions
✔	Set robust stock ownership guidelines	✘	No defined pension benefit programs
✔	Have “double trigger” change-in-control benefits	✘	No material executive perquisites
✔	Compensation recoupment (“clawback”) policy	✘	No cash severance in excess of 2x salary and bonus
✔	Include caps on annual incentive payments	✘	No hedging or pledging of Company securities
✔	Use multiple financial and strategic measures to determine incentive payouts, including a measure related to human capital	✘	No “single trigger” change-in-control benefits
✔	Engage independent advisors
✔	Conduct an annual compensation risk assessment
Executive Compensation Philosophy
The Committee believes that our executive compensation strategy and philosophy are directly aligned with our goal of delivering consistent growth in shareholder value. In furtherance of that goal, we have designed our compensation programs with the following core beliefs:
•	Exceptional talent is needed to realize our significant market opportunity and to drive long-term sustainable growth;
•	High-caliber talent has a profound impact on business results;
•	Highly competitive compensation is needed to attract and retain proven talent; and
•	A significant emphasis should be placed on pay-for-performance, utilizing performance-based variable compensation programs.
The Company has adopted compensation programs that are designed to attract, motivate, and retain the exceptional talent necessary to achieve our long-term strategic objectives. Because we consider “pay-for-performance” to be an over-arching design principle across our compensation programs, the majority of compensation payable to our named executive officers is performance-based.
When establishing compensation for our named executive officers, we strive to set overall target total direct compensation at a competitive level by comparing like roles with peer companies. Individual named executive officers may be compensated above or below the median of the market based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven talent. Our programs are also designed to provide the necessary flexibility to address individual circumstances that may arise during the executive recruiting process.
Shareholder Engagement and “Say-on-Pay” Vote
Each year, the Company holds an advisory “say-on-pay” vote. At our 2022 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our 2022 proxy statement. Approximately 98% of the shares voted on this proposal were cast in 2022 in support of our 2021 executive compensation program. While the Committee viewed the results of the “say-on-pay” vote as broad shareholder support for our executive compensation programs, the Committee does, and will continue to, consider the results of shareholder advisory votes on executive compensation when making future decisions relating to our executive compensation programs and compensation for named executive officers.
During fiscal 2022, as in prior years, we conducted significant shareholder outreach by reaching out to investors representing approximately 75% of our shares outstanding and offering them the opportunity to discuss with us, among other topics, our corporate governance structure, including executive compensation programs. The shareholders who chose to engage with us used the opportunity to continue our frequent dialogue and to discuss a variety of corporate governance topics, with particular focus in 2022 on ESG matters.
30 INSULET CORPORATION - 2023 Proxy Statement

2022 Compensation Elements and Decisions
When setting compensation for named executive officers, the Committee focuses on target total direct compensation. Total direct compensation includes three major components, base salary, annual incentive compensation and long-term equity awards, all of which are designed to work together to drive a complementary set of behaviors and outcomes.
•
Base Salary. Base salary is intended to provide a fixed compensation amount to each named executive officer related to the performance of core job responsibilities. Base salary reflects the market value of the named executive officer’s role, with differentiation for individual capability and experience.

•
Annual Incentive Compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus, is designed to focus our named executive officers on pre-set financial and strategic objectives each year and drive specific behaviors that foster short- and long-term growth and shareholder value.

•
Long-Term Equity Incentive Awards. Long-term incentive compensation generally consists of grants of stock options, RSUs and PSUs. The Committee designs our long-term incentive compensation awards to align the interests of named executive officers with the interests of our shareholders in long-term growth, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.

In addition to receiving direct compensation, named executive officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A.
The charts below illustrate, for fiscal 2022, the distribution of value among the three elements of direct compensation - base salary, target annual incentive awards and target long-term equity incentive awards − for our Chief Executive Officer (current and former) and, on average, for the other named executive officers. The components of the long-term equity incentive awards are also illustrated. Mr. Hollingshead, who assumed the role of President and Chief Executive Officer on June 1, 2022, received a sign-on equity grant rather than an annual equity grant. His sign-on equity grant consisted of RSUs (50%) and PSUs (50%), as illustrated below.
Target Total Compensation Mix

Jim Hollingshead
(Current CEO)
85%
LONG-TERM
15%
SHORT-TERM
8%
Salary
8%
Annual Incentive
42% PSU
50% of LTI
42% RSU
50% of LTI
92% Variable Pay

Shacey Petrovic
(Former CEO)
84%
LONG-TERM
16%
SHORT-TERM
8%
Salary
8%
Annual Incentive
17%
Stock Options
20% of LTI
50% PSU
60% of LTI
17% RSU
20% of LTI
92% Variable Pay

INSULET CORPORATION - 2023 Proxy Statement 31

Focus on Performance-Based, Long-Term Compensation. Of target total direct compensation, 92% of our Chief Executive Officers’ (both current and former) compensation, and, on average, 84% of our other named executive officers’ compensation was variable, either because it was subject to performance goals, or to fluctuations in stock price, or both. In addition, 85% and 84% of our current and former Chief Executive Officers’ target compensation, respectively, was long-term, while 73% of the target annual compensation of our other named executive officers, on average, was long-term.

  2022 COMPENSATION DECISIONS
Base Salary
Base salary, which represented only 8% of our current Chief Executive Officer’s target total direct compensation, 8% of our former Chief Executive Officer’s compensation and, on average, 16% of target total direct compensation of our other named executive officers, is reviewed on an annual basis relative to competitive benchmarking, position scope, performance, and contributions for the prior year.
The Committee approved the following base salaries for fiscal 2022 for our named executive officers:
Executive Officer	2022 Base Salary	2021 Base Salary	Merit Increase
Jim Hollingshead	$800,000	—	—
Shacey Petrovic	$800,000 (1)	$750,000	6.7%
Wayde McMillan	$507,000	$486,720	4.2%
Charles Alpuche	$516,500	$496,490	4.0%
Eric Benjamin	$425,000	$385,000	10.4%
Bret Christensen	$500,000	$459,979	8.7%
(1)
From January 1, 2022 to May 31, 2022, when Ms. Petrovic was President and Chief Executive Officer, her annual base salary was $800,000. From June 1, 2022 to December 31, 2022, during her time as a Senior Advisor, her annual base salary was $500,000.

For fiscal 2022, the Committee reviewed the base salaries payable to our named executive officers with consideration of market positioning as well as individual performance. For all named executive officers, other than Mr. Hollingshead, who assumed the role of President and Chief Executive Officer on June 1, 2022, the Committee determined that a merit increase based on individual performance was appropriate. Base salary increases for Ms. Petrovic and Mr. Christensen were slightly higher to position them more appropriately to the market. Mr. Benjamin’s base salary increase reflected his promotion to Executive Vice President and expanded responsibilities, including the addition of Digital Solutions to his purview.
Annual Incentive Compensation
Annual incentive compensation supports the Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under our Annual Incentive Compensation Plan (“AIP”), named executive officers have the opportunity to earn a performance-based cash bonus based on the achievement of corporate and individual goals. The Committee, with input from its independent compensation consultant, structured the 2022 AIP as follows:
•
Established Payout Opportunities. At the beginning of the fiscal year, the Committee established the individual target awards for each named executive officer, expressed as a percentage of base salary in an amount determined by the Committee to be aligned with competitive market and internal equity considerations.

32 INSULET CORPORATION - 2023 Proxy Statement

•
Determined Performance Objectives. At the beginning of the fiscal year, the Committee established financial performance measures and goals, which included the financial metrics being assessed, performance targets for each metric, including the minimum performance level required for any payout to be made as well as threshold performance requirements to earn an award (50% of target) and performance requirements to earn a maximum award (200% of target).

•
New Measures. For the 2022 AIP, in addition to the existing financial measures, the Committee determined to incorporate strategic goals covering commercial, operational and organizational areas. The 2022 AIP payouts were based 80% on financial goals and 20% on these strategic goals.

•
Set Individual Performance Objectives. At the beginning of the fiscal year, the Committee also reviewed and approved individual goals for each named executive officer, which would form the basis for any determination for the individual component of the award. These individual goals directly correlated to the Company’s strategic objectives.

•
Confirmed Financial Performance and Achievement of Strategic Goals, Assessed Individual Performance and Approved Awards. After the close of the fiscal year, the Committee received a report from management regarding Company performance against the pre-established financial performance goals, performance against the pre-established commercial, operational, and organizational goals, each named executive officer’s performance (other than the Chief Executive Officer) relative to their individual goals established at the beginning of the year, and a recommendation as to an appropriate payout amount. The Committee then reviewed the Company’s performance against each goal, taking into consideration management’s recommendations, as well as the individual performance for each named executive officer (other than the Chief Executive Officer) based on attainment of their individual goals, and issued final awards.

2022 AIP Target Payout Opportunities. The fiscal 2022 AIP targets for our named executive officers, which is a percentage of their base salaries, were established by the Committee as follows:
Executive Officer	2022 AIP Target
Jim Hollingshead	100%
Shacey Petrovic	100%
Wayde McMillan	70%
Charles Alpuche	70%
Eric Benjamin	70%
Bret Christensen	70%
2022 AIP Performance Metrics. The Committee established 2022 AIP performance metrics based on key components of our 2022 annual budget, the Company’s overall strategy, and after consideration of representative measures of overall corporate performance during the year. After considering various plan design alternatives, the Committee approved the use of the two financial measures used in the prior fiscal year, Adjusted Revenue and Adjusted Earnings Before Interest and Taxes (“EBIT”). New for 2022, the Committee approved the use of three strategic measures covering commercial, operational and organizational areas. 80% of the award is based on financial measures and 20% is based on strategic measures, as discussed below.
•
Two Financial Measures (80%). As in 2021, the Committee determined to utilize Adjusted Revenue and Adjusted EBIT as they are consistent with our strategic objectives of top-line growth and continued profitability. For 2022, sixty percent (60%) of the award is based on Adjusted Revenue and twenty percent (20%) of the award is based on Adjusted EBIT.

For purposes of the AIP, Adjusted Revenue and Adjusted EBIT are calculated as follows:
•
Adjusted Revenue (60%) – annual revenue as reported in the Company’s publicly-filed financial statements, adjusted to exclude variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis).

•
Adjusted EBIT (20%) – annual operating income as reported in the Company’s publicly-filed financial statements, adjusted to exclude (i) variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis); (ii) the impact of mergers and acquisitions; (iii) changes in accounting policies and accounting reclassifications; (iv) significant and/or extraordinary items that are not indicative of core operating performance; (v) items identified as non-GAAP in the Company’s quarterly earnings announcements; and (vi) other discrete items that may result in an unintended gain or loss under the AIP.

•
Three Strategic Measures (20%). The Committee also determined to add a commercial goal (new customer starts), an operational goal (innovation pipeline), and an organizational goal (people and culture), with 6.7% of the award based on each of these three goals.

•
New Customer Starts (6.7%) – measures customers new to Insulet and does not include customers who convert from one Insulet product to another. New customer starts, a key metric to gauge commercial success, are critical to building our customer base, which is the primary driver of our annuity model.

•
Innovation Pipeline (6.7%) – relates to achievement of two innovation milestones relating to driving global adoption of our ground-breaking product, Omnipod 5. Delivering innovation is a core component of our strategic plan, and customer-focused innovation is central to everything we do.

•
People and Culture (6.7%) – measures robust career development conversations and personal development plans completed. Our people are our most valuable asset and the source of our innovation and success. Providing opportunities for growth and development is designed to further our ability to attract and retain the best talent.

INSULET CORPORATION - 2023 Proxy Statement 33

Achievement of these goals is designed to further the Company’s mission to simplify and improve life for people with diabetes while continuing to enhance an inclusive and inspiring Company culture as well as deliver value to shareholders over the long-term. Additionally, these newly added goals underscore our, and our shareholders’, focus on ESG matters.
2022 AIP Performance Targets and Results. In addition to setting the performance metrics at the beginning of the fiscal year, the Committee established threshold, target, “stretch goal” and maximum performance levels for each performance metric. As in the prior year, the payout applicable to the Adjusted Revenue metric would be capped at one hundred seventy-five percent (175%) if Adjusted EBIT did not attain at least threshold performance.
The following tables summarize the performance goals, results, and payout factors for the 2022 AIP.
Financial Performance Measures
Financial Measure	Weighting	Threshold (50%)	Target (100%)	Stretch Goal (130%)	Maximum (200%)	Actual Performance Result(1)(2)	Performance to Target	Payout %	Weighted Payout Factor
Adjusted Revenue	60.0%	$1,131.6 M	$1,224.7 M	$1,254.1 M	$1,317.8 M	$1,331.0 M	108.7%	200.0%	120.0%
Adjusted EBIT	20.0%	$105.8 M	$132.3 M	$149.1 M	$178.6 M	$133.4 M	100.6%	101.5%	20.3%
(1)
Pursuant to the methodology described above regarding the calculation of Adjusted Revenue and Adjusted EBIT, the amounts listed in the “Actual Performance Result” column reflect adjustments to reported Revenue and EBIT attributable to fluctuations in foreign exchange rates (i.e., to report such amounts on a constant currency basis). In addition, Adjusted EBIT excludes the $57.9 million charge related to costs associated with two voluntary medical device notices, $26.8 related to litigation settlements and related expenses, and $3.4 million related to CEO transition costs.

(2)	The payout curve has a linear progression between 50% and 100% performance, between 100% and 130% performance, and between 130% and 200% performance.
Strategic Performance Measures
Strategic Measure	Weighting	Performance to Target	Payout %	Weighted Payout Factor
New Customer Starts	6.7%	140%	200%	13.3%
Innovation Pipeline	6.7%	130%	130%	8.7%
People/Culture	6.7%	133%	130%	8.7%
In addition to consistently strong financial performance during 2022, the Company also achieved a number of critical milestones, including milestones related to the AIP strategic performance measures. With a record number of new customer starts both in the U.S. and globally, the Company also reached approximately 360,000 active global Omnipod customers, including over 100,000 customers using Omnipod 5, which was released to the full market in August 2022. As further evidence of the Company’s innovation success, we secured CE Mark certification for Omnipod 5 as well as a pediatric indication for Omnipod 5 down to age 2. We also submitted a 510(k) application for our type 2 basal-only Pod to the U.S. FDA. Committed to fostering an environment in which employees continuously learn and develop, in 2022, we launched our “Ignite Your Growth” career development program to employees across the globe. As part of the program, in addition to group workshops, employees had robust career development conversations with managers and completed personal development plans. The Committee assessed the achievement of the new customer starts, innovation pipeline, and people/culture goals and determined that the performance to targets noted above were in line with the goals established at the beginning of the year.
The financial and strategic performance achievements during 2022 resulted in an Overall Payout Factor for the FY22 AIP of 171%
Overall Payout Factor
	Weight	Weighted Payout Factor
Financial	80%	140.3%
Strategic	20%	30.7%
Overall Payout Factor		171.0%
2022 AIP Payout – Payout Factor and Individual Performance. In determining the actual amount of the 2022 AIP incentive bonus for the named executive officers, the Committee began by multiplying each named executive officer’s target award by the FY22 Overall Payout Factor of 171% described in the above table. The Committee then reviewed the performance of each named executive officer during fiscal 2022, taking into consideration the President and Chief Executive Officer’s recommendations with respect to executive officers other than himself. The performance assessments resulted in adjustments to each named executive officer’s funded bonus by a maximum of +/- five percentage points. Pursuant to the terms of Ms. Petrovic’s Retirement and Advisory Agreement, her 2022 AIP bonus was determined based on the FY22 Overall Payout factor, with no adjustment for performance.
With respect to Mr. Hollingshead, the Committee reviewed his performance with the assistance of the Committee’s independent compensation consultant and based on feedback obtained from the Board (see the “Compensation Decision Making Process” section of this CD&A). The Committee considered Mr. Hollingshead’s strong performance in seamlessly on-boarding during 2022 and continuing to drive strong Company performance in the long-term interests of stockholders with the successful launch of Omnipod 5 into the US
34 INSULET CORPORATION - 2023 Proxy Statement

market. With respect to Mr. McMillan, the Committee considered his performance in continuing to strengthen Insulet’s financial profile as well as his strategic planning and design relating to the implementation of a new enterprise resource planning system. With respect to Mr. Alpuche, the Committee considered his performance in creating supply chain redundancy and expanding global capacity through the new Malaysia facility under construction and the smooth planning and handover to his successor. With respect to Mr. Benjamin, the Committee considered the success of Omnipod 5 in accelerating growth, submission of the basal-only Pod to FDA, strengthening of Insulet’s innovation pipeline and capabilities to drive future growth, and successful closure of multiple strategic investments. With respect to Mr. Christensen, the Committee considered the continued exceptional growth in new customer starts, with the successful U.S. commercial launch of Omnipod 5.
The table below lists the 2022 AIP incentive bonus that the Committee awarded to each named executive officer for fiscal 2022 after giving effect to individual adjustments.
Executive Officer	2022 AIP Payout
Jim Hollingshead	$1,368,000
Shacey Petrovic	$1,068,750
Wayde McMillan	$637,223
Charles Alpuche	$618,251
Eric Benjamin	$518,900
Bret Christensen	$598,500
Long-Term Incentive Compensation
The Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of named executive officers with shareholders by focusing them on long-term growth and stock performance. To foster this alignment, the Company maintains a stock ownership policy that requires all of our named executive officers to hold at least one-half of the shares received upon the vesting or exercise of Company equity awards until their applicable share ownership guideline is met.
The Committee views long-term incentives as a significant element of total remuneration at the executive level and a crucial component of the Company’s total rewards compensation package. During fiscal 2022, the Committee reviewed the Company’s long-term incentive program structure when designing the Company’s 2022 annual equity award, with input from its independent compensation consultant.
•	Based on this evaluation, the Committee determined that the long-term incentive vehicles of stock options, RSUs and PSUs continued to serve the Company well.
•
With respect to the allocation of the total award value among the various long-term incentive vehicles, the Committee determined that it would be appropriate to continue to allocate significant value to performance-based awards, with the Chief Executive Officer receiving a heavier allocation than other named executive officers to further align her (and his) interests with those of shareholders.

•
The Committee also evaluated the vesting schedule for each long-term incentive vehicle, taking into consideration current market practices and the Company’s life-cycle stage. Based on this evaluation, the Committee determined that the previously adopted vesting period for RSUs, PSUs and stock options remained appropriate.

2022 Annual Long-Term Incentive Award Allocation(1)

(1)
Given his assumption of the role of President and Chief Executive Officer mid-year, on June 1, 2022, Mr. Hollingshead was awarded a sign-on equity grant rather than an annual equity grant and thus he is not included in the CEO table above. His sign-on equity grant consisted of RSUs (50%) that vest ratably over three years, and PSUs (50%) that cliff vest after the 2024 fiscal year, subject to achievement of pre-established Company and individual performance goals, and pursuant to the terms and conditions of the LTIP.

INSULET CORPORATION - 2023 Proxy Statement 35

•
PSUs. 60% of the award value for Ms. Petrovic / 50% for the other named executive officers was allocated to PSUs, assuming achievement of target performance metrics, with performance-based vesting over a three-year period based on Adjusted Revenue and Adjusted EBIT.

•	RSUs. 20% of the award value for Ms. Petrovic / 25% for the other named executive officers was allocated to RSUs with a three-year ratable vesting period.
•	Stock Options. 20% of the award value for Ms. Petrovic / 25% for the other named executive officers) was allocated to stock options with a four-year ratable vesting period.
The Committee considered these allocations appropriate, as performance-orientation is reflected in PSUs (which only have value if the Company achieves certain pre-determined financial goals) and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of RSUs allow the program to support long-term retention.
PSU Design. When establishing the plan design for the PSU awards issued as part of the Company’s 2022 annual equity award, the Committee reviewed the fiscal 2021 PSU performance metrics and weightings (adjusted revenue – 70%; adjusted EBIT – 30%) in light of the Company’s long-term business strategy and fiscal 2022 strategic imperatives. The Committee considered the evolution of the plan design for previously granted PSU awards, noting the shift from a one-year performance period to a three-year performance period from fiscal 2015 to fiscal 2017 and the introduction of gross profit as a second performance metric in fiscal 2017. The Committee also determined to shift from gross profit to adjusted EBIT in 2019, as the company’s continued focus on long-term profitability grew.
Maintaining that focus in 2021 and 2022, the Committee determined that adjusted revenue and adjusted EBIT remained the appropriate metrics and that the shift in weighting for 2020 awards to better align with the focus on growth continued to be appropriate for 2022 awards. When making its determinations, the Committee considered that the use of both adjusted revenue and adjusted EBIT in the PSU awards issued as part of the Company’s 2022 annual equity award harmonized the long-term incentive compensation metrics with the 2022 AIP financial performance metrics. They determined that the differing performance periods (one-year versus three year) and the significance of these two metrics, given the Company’s business strategy and shareholder feedback, warranted their continued use.
PSU Performance Payout Factor. The fiscal 2022 PSU award performance factor is determined as follows:
Three-Year (2022-2024) Cumulative Adjusted Revenue(1) (Weighted 70%)	Performance as a Percentage of Adjusted Revenue Target	Payout Factor(2)
Maximum	115%	200%
Stretch Goal	104.5%	130%
Target	100%	100%
Threshold	85%	50%
Below Threshold	Less than 85%	0%
Three-Year (2022-2024) Cumulative Adjusted EBIT(1) (Weighted 30%)	Performance as a Percentage of Adjusted EBIT Target	Payout Factor(2)
Maximum	137.6%	200%
Stretch Goal	125.1%	130%
Target	100%	100%
Threshold	70%	50%
Below Threshold	Less than 70%	0%
(1)
The three-year cumulative adjusted revenue and adjusted EBIT goals were based upon our strategic plan and were set at a level consistent with and necessary to achieve the Company’s strategic goals of enhanced top-line growth and profitability, with the revenue target based on a three-year compound annual growth rate of 20%. The Committee viewed the goals as challenging but achievable.

(2)
The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. In addition, the payout factor cannot exceed 200% under any circumstances.

Fiscal 2022 Award Values. When setting long-term incentive compensation for named executive officers, the Committee employed the process described in the “Compensation Decision Making Process” section of this CD&A. After the Committee established a dollar value for each named executive officer’s fiscal 2022 annual equity award, that dollar value was then allocated between stock options, RSUs and PSUs, with the exact number of RSUs and PSUs being calculated based on the closing price of a Company share on the grant date and the exact number of stock options based on such closing price and the applicable Black-Scholes ratio. The dollar value allocated to PSUs represents the target value of such award.
The table below lists the fiscal 2022 annual equity award values approved by the Committee for each named executive officer.
36 INSULET CORPORATION - 2023 Proxy Statement

Executive Officer	2022 Annual Equity Award Value(1)
Jim Hollingshead	$9,000,000(2)
Shacey Petrovic	$8,400,000
Wayde McMillan	$2,500,000
Charles Alpuche	$2,500,000
Eric Benjamin	$1,600,000
Bret Christensen	$2,500,000
(1)
The amounts in the table above differ slightly from the grant date fair value of the awards reported in the Grants of Plan-Based Awards Table. This is because the amounts in the above table are the dollar amounts awarded by the Committee, while the grant date fair value of each award reported in the Grants of Plan-Based Awards Table is the award value for accounting purposes. The award value for accounting purposes for stock options is calculated by application of the Black-Scholes option pricing model.

(2)
This grant to Mr. Hollingshead is a sign-on grant rather than an annual equity grant, and, as noted previously, 50% of the award value is allocated to RSUs and 50% of the award value is allocated to PSUs.

Vesting of Fiscal 2020 PSU Awards
In fiscal 2020, the Company issued PSU awards with a three-year performance period ending in fiscal 2022. Payouts under these PSU awards were based upon the Company’s achievement of adjusted revenue (weighted 70%) and adjusted EBIT (weighted 30%) during the 2020, 2021, and 2022 fiscal years. During the three-year performance period, the Company increased adjusted revenue significantly, achieving $3,289 million in adjusted revenue over the performance period. While the Company achieved $302 million in adjusted EBIT over the performance period, this was below the payout threshold for this metric. This performance represents an achievement of 121% and 0% of target adjusted revenue and adjusted EBIT performance, respectively. Based on this achievement, the Committee certified payouts pursuant to the fiscal 2020 PSU awards at 84%.
2020 PSU Awards
Financial Measure	Weighting	Performance to Target	Payout %	Weighted Payout Factor
Adjusted Revenue	70%	103%	121%	84%
Adjusted EBIT	30%	74%	0%	0%
			Final Payout	84%
CEO Transition
On June 1, 2022, Ms. Petrovic stepped down as Insulet’s President and Chief Executive Officer, but remained as a Senior Advisor and member of the Board. Mr. Hollingshead, another Board member, assumed the role of President and Chief Executive Officer. In connection with this transition, the Company entered into a Retirement and Advisory Agreement with Ms. Petrovic pursuant to which she agreed to stay with the Company as a Senior Advisor, reporting solely to Mr. Hollingshead, from June 1, 2022 through the date that is two business days prior to the date of the Company’s annual shareholder meeting in May of 2023 (the “advisory period”). During the advisory period, Ms. Petrovic is entitled to (i) a decreased annual base salary of $500,000; (ii) a 2022 annual cash bonus opportunity with a blended target award of $800,000 through June 1, 2022 and $500,000 from June 1, 2022 through December 31, 2022 (the “2022 target bonus”); (iii) continued vesting in her outstanding equity awards that are scheduled to vest through May of 2023; and (iv) continued participation in the Company’s employee benefits programs. If Ms. Petrovic’s employment is terminated by the Company without cause prior to the end of the advisory period, Ms. Petrovic will be entitled to (x) a lump sum payment equal to the base salary that would otherwise have been paid during the remainder of the advisory period, plus, if unpaid at the time of such termination, the 2022 target bonus and (y) continued vesting, as if Ms. Petrovic’s employment had not been terminated, of those equity awards scheduled to vest through May of 2023. Pursuant to the Retirement and Advisory Agreement, Ms. Petrovic has agreed that she will not be entitled to any other compensation or benefits.
At the time of transition, the Company issued an Offer Letter to Mr. Hollingshead pursuant to which he received a sign-on equity award with a total target grant date value of $9,000,000, with 50% of the award value attributable to RSUs that vest ratably over three years, and 50% of the award value attributable to PSUs that cliff vest after the 2024 fiscal year, subject to achievement of pre-established performance goals, and pursuant to the terms and conditions of the LTIP. As noted previously, Mr. Hollingshead’s annual base salary is $800,000, his target annual bonus is 100% of his annual base salary, and he is eligible to receive annual equity awards under the LTIP. Mr. Hollingshead is also eligible for severance and change in control benefits pursuant and subject to the terms of the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”).
INSULET CORPORATION - 2023 Proxy Statement 37

Other Benefits
All full-time employees, including our named executive officers, may be eligible to participate in our employee benefit programs, including our employee stock purchase plan, retirement (401(k)) plan and health and welfare benefits.
Employee Stock Purchase Plan. We maintain a broad-based employee stock purchase plan, the Insulet Corporation Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including our named executive officers, with the opportunity to purchase Company shares. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of executive officers and shareholders and promote a long-term shareholder perspective. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and provides that eligible employees may make contributions through payroll deductions of up to ten percent (10%) of eligible compensation, which are used to purchase shares of stock at the end of each offering period. A participant’s right to purchase shares under the ESPP may not accrue at a rate that exceeds $25,000 of the fair market value of our common stock for each calendar year. The purchase price per share in any offering period will be eighty-five percent (85%) of the lower of the fair market value of the common stock on the first day or the last day of the applicable offering period. All of our named executive officers other than Mr. McMillan participate in the ESPP.
401(k) Plan. The Company maintains the Insulet Corporation 401(k) Profit Sharing Plan Trust, which is a tax-qualified defined contribution 401(k) plan that is available to all United States eligible employees (“401(k) Plan”). Under the 401(k) Plan, the Company matches fifty percent (50%) of the amounts that eligible employees elect to defer under such plan, up to the first 6% of the employee’s eligible pay. Employees who participate in the 401(k) are immediately vested in their contributions but must be credited with at least one year of service to become vested in Company matching contributions.
Health and Welfare Benefits. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits that we provide to our named executive officers are offered to all of our eligible United States-based employees and include medical (including prescription drug), dental, vision, life insurance, flexible spending accounts, short- and long-term disability coverage, legal services, identity theft protection and credit monitoring, wellness and an employee assistance program.
Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability, or death. Solely with respect to our Chief Executive Officer, benefits also are payable in the event of a good reason resignation pursuant to the terms of the Severance Plan. For this purpose, a “good reason resignation” requires a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office. Pursuant to the terms of her Retirement and Advisory Agreement, Ms. Petrovic, our former Chief Executive Officer, is not entitled to benefits under the Severance Plan.
Severance benefits include salary continuation payments equal to one times base salary (two times base salary for our Chief Executive Officer), a prorated payment of the named executive officer’s annual incentive cash award, one times target annual cash incentive award (two times for the Chief Executive Officer), continued health coverage at employee rates for a period of up to one year (two years for the Chief Executive Officer) and reimbursement for outplacement services of up to $25,000.
The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after or sixty days before a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability, or death. In this event, severance benefits include (i) a lump sum cash payment equal to two times base salary plus two times an annual bonus payment that equals the higher of the named executive officer’s target bonus or bonus for the fiscal year which immediately precedes the fiscal year in which the termination of employment occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to two years; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards. The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
Each of our named executive officers has also entered into with the Company an agreement covering non-competition, non-solicitation, non-disclosure and assignment agreement. This agreement provides for protection of our confidential information, assignment to the Company of intellectual property developed by our executives and non-compete and non-solicitation obligations throughout employment and for a period of twelve (12) months thereafter.

  COMPENSATION DECISION MAKING PROCESS
A well-designed, implemented, and communicated executive compensation program is important to the success of our Company. As such, the Committee, with advisors, and management where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group has a specific role in the process.
Talent and Compensation Committee
The Committee is responsible for the oversight of compensation and benefits payable to our named executive officers. All members of the Committee are independent. The Committee’s goal is to ensure our executive compensation programs and our business goals and talent acquisition strategy are appropriate and aligned with shareholder interests.
38 INSULET CORPORATION - 2023 Proxy Statement

The Committee annually reviews the compensation of our named executive officers by considering several factors, including roles and responsibilities, performance, our historical and anticipated future financial performance and the compensation practices of companies in our peer group. The Committee reviews compensation levels and makes all final compensation decisions for all named executive officers. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
Management
The Chief Executive Officer provides input and recommendations regarding compensation of named executive officers, other than the Chief Executive Officer, to the Committee. Where appropriate, members of the executive leadership team may provide information, context, or proposed recommendations regarding program design to the Committee. All final decisions affecting named executive officer compensation are made by the Committee, in its sole discretion, and outside of the presence of any impacted named executive officers.
Independent Compensation Consultant
The Committee retains an independent compensation consultant to assist it in structuring the Company’s compensation programs and in its deliberations. The Committee has sole authority to engage and retain the independent consultant, and directly oversees the work and the compensation of the consultant. Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, was the Committee’s independent consultant for 2022. Pearl Meyer’s role was to assist the Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and guidance with respect to proposed actions or changes.
Factors Considered in Setting Compensation
The Committee takes a balanced approach in arriving at compensation decisions, reflecting on internal as well as external factors as described below.
Internal Factors
In arriving at its decisions, the Committee takes into account several internal factors, including: (i) compensation strategy, philosophy, and core objectives; (ii) criticality of position; (iii) current and past compensation levels of named executive officers relative to compensation levels across the executive team; (iv) existing levels of stock and option ownership; (v) previous equity grants, associated vesting schedules and retentive value; and (vi) individual value factors specific to each named executive officer, including, but not limited to, experience, performance, leadership and expertise.
Market Factors and Benchmarking
When reviewing compensation programs for, and setting the compensation of, our named executive officers, the Committee considers, in addition to the internal factors noted above, the compensation practices of specific peer companies as well as market data from general industry published surveys. For this purpose, the Committee, with the assistance of its independent compensation consultant, selected a peer group consisting of companies within a similarly situated industry (i.e., medical devices and medical technology) and which were of comparable size based on revenue and market capitalization.
The Committee reviews this peer group on an on-going basis, modifying it as circumstances warrant. In setting the compensation of our named executive officers, the Committee evaluates each executive’s compensation against the median market data for the respective position. However, the Committee does not strictly tie target compensation to any one type of peer group or survey data, but instead considers these in conjunction with internal factors as described below in determining the appropriate level of compensation for each executive.
To supplement peer company data where sufficient peer level information is not available, the Committee uses data from Aon Hewitt’s Radford suite of surveys. These surveys include compensation data from medical technology and life sciences companies. Pearl Meyer, where applicable, uses data specific to the Company in terms of industry, size, or geographic location when providing compensation benchmarking reports to the Committee.
The Committee reviews compensation with Pearl Meyer on an ongoing basis. Historically, each year the Committee has reviewed a comprehensive annual competitive assessment prepared by Pearl Meyer. During fiscal 2022, the Committee reviewed an analysis conducted by Pearl Meyer covering the competitiveness of base salaries, target bonus opportunities, and long-term incentive compensation for each of our named executive officers. The analysis determined that, on average, our named executive officers’ target total direct compensation was positioned within a reasonable market range for their respective positions. In addition, for prospective new hire candidates expected to have the title of Group Vice President or above, the Committee reviews information from the same benchmarking sources as a factor in the development of candidate compensation offers.
INSULET CORPORATION - 2023 Proxy Statement 39

Peer Group for Setting Fiscal 2022 Compensation
During fiscal 2021, the Committee, with the assistance of Pearl Meyer, reviewed the peer group for purposes of setting fiscal 2022 compensation. In conducting its review, the Committee considered the process employed for purposes of setting fiscal 2021 compensation and noted that the existing methodology continued to serve the Company well and remained appropriate, with some slight tweaks to the criteria used to assess potential peer companies. The Committee considered medical device and supply companies that were of a comparable size to Insulet based on revenue and market capitalization, generally within the range of four-tenths to two and a half times our revenue, and a meaningful market capitalization to revenue multiple. Additionally, the Committee considered broader life sciences companies and technology (hardware and software) companies that represent the same business and demographic profile as the Company. As a result of its analysis, the Committee determined no changes to the peer group were necessary for 2022.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2022 compensation along with the financial information and other measures analyzed for each.
Company	Revenue(1) (dollars in millions)	Market Capitalization at March 1, 2021 (dollars in millions)	Market Capitalization to Revenue Ratio
Core Device and Supply Companies
ABIOMED, Inc.	$813	$14,467	18.0x
DexCom, Inc.	$1,927	$38,151	19.8x
Globus Medical, Inc.	$789	$6,255	7.9x
Masimo Corporation	$1,144	$14,153	12.4x
Nevro Corp.	$362	$5,877	16.2x
NovoCure Limited	$494	$15,611	31.6x
Penumbra, Inc.	$560	$10,622	19.0x
Tandem Diabetes Care, Inc.	$499	$5,990	12.0x

Broader Life Sciences Companies
Bio-Techne Corporation	$799	$14,450	18.1x
Exact Sciences Corporation	$1,491	$23,709	15.9x
Neurocrine Biosciences, Inc.	$1,046	$10,280	9.8x
Seagen, Inc.	$2,176	$27,637	12.7x
Teledoc Health, Inc.	$1,094	$34,112	31.2x

Technology Companies
Aspen Technology, Inc.	$681	$10,424	15.3x
Guidewire Software, Inc.	$762	$9,686	12.7x

50th Percentile	$799	$14,153	15.9x

Insulet Corporation	$904	$17,869	19.7x
(1)	Revenue is for the trailing twelve months as of the most recently disclosed quarter, generally March 2021.
40 INSULET CORPORATION - 2023 Proxy Statement

Compensation Governance

  STOCK OWNERSHIP POLICY
The Board of Directors has adopted a policy recommending that our named executive officers own a significant equity interest in the Company’s common stock, as follows:

Additionally, pursuant to the Stock Ownership Policy, all of our named executive officers are required to hold at least one-half of the shares received upon the vesting or exercise of Company equity awards until their applicable share ownership guideline is met.

  RECOUPMENT (CLAWBACK) POLICY
Our recoupment policy (the “Recoupment Policy”) provides that, if the Company is required to restate its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of an executive officer of the Company (a “Covered Officer”), then the Committee may require any Covered Officer to repay to the Company that part of the incentive compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Covered Officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statements. Incentive compensation is defined as annual cash incentive bonus and long-term equity incentive compensation (i.e., stock options, RSUs and PSUs).
Under the Recoupment Policy, the Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested RSUs, PSUs and/or cash repayment. The Board is evaluating the Recoupment Policy in light of recent SEC rule adoption and proposed Nasdaq listing standards.

  TIMING OF ANNUAL OPTION GRANTS
The Committee determines annual equity grants, including grants of stock options, at its meeting each February when it sets compensation for the year. This meeting may occur prior to the Company’s release of earnings and filing of its Annual Report on Form 10-K. In such cases, the effective date of the annual option grants – which determines the option exercise price – will be after the second full trading day following the Company’s release of earnings. This is generally the same date that the Company’s trading window opens. The Committee thus ensures that the market has had time to adjust to earnings news before the price of the options is set. Accordingly, the material, non-public information (earnings results) should not affect the value of this aspect of executive compensation. The Committee does not as a matter of practice take material non-public information into account when determining the timing and terms of option awards, and the Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

  HEDGING AND PLEDGING POLICY
Our Insider Trading Policy prohibits employees and directors of the Company from engaging in hedging or similar arrangements with respect to the Company’s securities, including, without limitation, short sales and buying or selling puts, calls or other derivative securities (except for stock options granted by the Company). Pursuant to the Insider Trading Policy, employees and directors are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
INSULET CORPORATION - 2023 Proxy Statement 41

  TAX AND ACCOUNTING CONSIDERATIONS
The Committee considers tax and accounting implications in determining executive compensation, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, except that historically Section 162(m) provided for an exemption for compensation that qualified as “performance-based compensation.” In the past, several elements of our named executive officers’ compensation were intended to be deductible under Section 162(m) as performance-based compensation. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that any compensation paid to our named executive officers in excess of $1 million generally will not be deductible.
42 INSULET CORPORATION - 2023 Proxy Statement

Compensation Committee Report
We, the Talent and Compensation Committee of the Board of Directors of Insulet Corporation, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement, and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Talent and Compensation Committee,
Elizabeth H. Weatherman (Chair)
Wayne A.I. Frederick
Timothy J. Scannell
This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
Compensation Risk Assessment
The Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee considered several matters, including the following elements of our executive compensation plans and policies:
•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount;
•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions;
•
The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the named executive officers’ interests align with those of its shareholders for the long-term performance of the Company;

•	The performance-based earning and time-based vesting of the PSU awards combine to align these awards with shareholder interests;
•
Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance-based incentive plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, the latter of which could engender excessive risk taking;

•
A majority of the payouts under the Company’s short-term incentive plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics;

•	Certain payouts under the Company’s short-term incentive plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking; and
•	Named executive officers are strongly encouraged to own a meaningful amount of Company stock.
Pay Ratio Disclosure
We determined that the 2022 annual total compensation of the median compensated employee of all our employees who were employed as of December 31, 2022, other than our Chief Executive Officer, Mr. Hollingshead, and our former Chief Executive Officer, Ms. Petrovic, was $94,819. Mr. Hollingshead’s 2022 annual total compensation, with his base salary annualized, was $11,177,028. The ratio of these amounts was 118-to-1. For purposes of determining the pay ratio above as required by SEC rules, the Company determined that a new median employee was necessary given the growth of the overall company headcount. To identify the median compensated employee, we used base salary, for all employees globally, converted to US Dollars. This consistently applied compensation measure allowed us to annualize the compensation of new hires over the course of the fiscal year. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
INSULET CORPORATION - 2023 Proxy Statement 43

Executive Compensation Tables
The following tables and notes present the compensation provided to our President and Chief Executive Officer, our former President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer, and our three other most highly compensated executive officers, based on fiscal 2022 compensation. For a more complete understanding of each table, please read the notes following the table.
Summary Compensation Table
The information included in the Summary Compensation Table below reflects compensation of our named executive officers for the fiscal year ended December 31, 2022 (“fiscal 2022”) and, where applicable, the fiscal years ended December 31, 2021 (“fiscal 2021”) and December 31, 2020 (“fiscal 2020”).
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
James Hollingshead President and Chief Executive Officer	2022	$440,000	—	$8,999,878	$—	$1,368,000	$9,150	$10,817,028
Shacey Petrovic Former President and Chief Executive Officer	2022	$627,308	—	$11,217,656	$2,788,388	$1,068,750	$9,150	$15,711,252
	2021	$744,616	—	$6,399,587	$1,599,792	$970,578	$8,700	$9,723,273
	2020	$708,846	—	$4,399,922	$1,076,183	$1,081,831	$8,551	$7,275,332
Wayde McMillan Executive Vice President, Chief Financial Officer and Treasurer	2022	$503,880	—	$1,874,799	$624,910	$637,223	$9,694	$3,650,506
	2021	$483,840	—	$1,312,305	$437,390	$453,874	$8,860	$2,696,269
	2020	$465,231	—	$1,162,343	$379,116	$495,675	$8,551	$2,510,915
Charles Alpuche Former Executive Vice President and Chief Operating Officer	2022	$513,422	—	$1,874,799	$624,910	$618,251	$72,521	$3,703,903
	2021	$494,627	—	$1,462,499	$487,441	$462,985	$72,503	$2,980,055
	2020	$481,860	—	$1,312,500	$428,021	$498,366	$71,286	$2,792,033
Eric Benjamin Executive Vice President, Innovation, Strategy and Digital Products	2022	$418,846	—	$1,199,840	$399,942	$518,900	$9,824	$2,547,352
Bret Christensen Executive Vice President and Chief Commercial Officer	2022	$493,843	—	$1,874,799	$624,910	$598,500	$9,674	$3,601,726
	2021	$458,253	—	$1,312,305	$437,390	$416,683	$8,860	$2,633,491
	2020	$446,105	—	$1,124,855	$366,855	$461,717	$10,651	$2,410,182
Salary (Column B). Does not include $17,125 or $11,479 paid to Mr. Hollingshead for the first and second quarters of 2022, respectively, for his service on our Board of Directors, including as Chair of the Talent and Compensation Committee. Also does not include $17,125 paid to Mr. Hollingshead during the first quarter of 2022 for his Board service during the fourth quarter of 2021. Mr. Hollingshead’s Board compensation was prorated for the second quarter of 2022 such that he received no compensation for his Board service once he assumed the role of President and Chief Executive Officer on June 1, 2022.
Stock Awards (Column E) and Option Awards (Column F). Reflects the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of stock option, restricted stock unit and PSU awards issued to each of our named executive officers during the 2020, 2021 and 2022 fiscal years, as applicable. Further information regarding the 2022 awards is included in the Fiscal 2022 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2022 Fiscal Year-End Table and in the CD&A. The assumptions we used for calculating the grant date fair values are set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to or realized by our named executive officers during the years ended December 31, 2022, December 31, 2021 or December 31, 2020. For the PSUs, the grant date fair value is based on our estimate of the probable outcome of the performance conditions applicable to each PSU award. At maximum performance, these PSU awards provide for a payout equal to two hundred percent (200%) of the target award. At maximum performance, the grant date fair value of the 2022 PSU awards is as set forth in the footnote to Columns F through H of the 2022 Grants of Plan-Based Awards Table. For more information regarding PSUs, see the “Long-Term Incentive Compensation” section in the CD&A. For Ms. Petrovic, the amount also includes $4,497,706 of expense related to modifications of RSU and PSU awards and $1,108,472 of expense related to modifications of stock option awards.
Non-Equity Incentive Plan Compensation (Column G). Represents annual incentive cash awards paid to the named executive officers under our Annual Incentive Plan, based on individual and Company performance in 2022. For information regarding the calculation of these awards, see the “Annual Incentive Compensation” section in the CD&A.
All Other Compensation (Column H). Includes the aggregate dollar amount for each named executive officer of Company contributions to the Insulet Corporation 401(k) Profit Sharing Plan. For Mr. Alpuche, the amount also includes $62,827 payable to him as a housing allowance.
44 INSULET CORPORATION - 2023 Proxy Statement

2022 Grants of Plan-Based Awards
The following table provides information concerning the annual cash incentive awards and equity incentive awards granted to each of our named executive officers in fiscal 2022.
•	“AIP” is the annual incentive cash award payable pursuant to our 2022 Annual Incentive Plan.
•	“PSUs” are restricted stock unit awards subject to performance-based vesting, which we refer to as performance unit awards.
•	“RSUs” are restricted stock unit awards subject to time-based vesting.
•	“Options” are nonqualified stock options subject to time-based vesting.
Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)		(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)
James Hollingshead
AIP			400,000	800,000	1,600,000
PSUs	6/01/2022	5/4/2022				10,850	21,699	43.398				$4,499,939
RSUs	6/01/2022	5/4/2022							21,699			$4,499,939
Options
Shacey Petrovic
AIP			312,500	625,000	1,250,000
PSUs	2/28/2022	2/18/2022				9,521	19,041	38,082				$5,039,962
	2/10/2020(1)					8,143	16,285	32,570				$3,057,144(1)
RSUs	2/28/2022	2/18/2022							6,347			$1,642,594
	2/10/2020(1)								1,810			$447,088(1)
	2/17/2021(1)								1,907			$471,048(1)
	2/28/2022(1)								2,115			$522,426(1)
Options	2/28/2022	2/18/2022								17,473	$264.69	$1,449,704
	2/24/2016(1)									7,070	$30.58	$29,765(1)
	2/22/2017(1)									33,375	$46.22	$140,509(1)
	2/14/2018(1)									17,487	$74.50	$73,620(1)
	2/26/2019(1)									19,771	$92.11	$277,199(1)
	2/10/2020(1)									11,520	$202.64	$199,180(1)
	2/17/2021(1)									8,326	$279.69	$198,409(1)
	2/28/2022(1)									4,368	$264.69	$189,790(1)
Wayde McMillan
AIP			177,450	354,900	709,800
PSUs	2/28/2022	2/18/2022				2,361	4,722	9,444				$1,249,866
RSUs	2/28/2022	2/18/2022							2,361			$624,933
Options	2/28/2022	2/18/2022								6,500	$264.69	$624,910
Charles Alpuche
AIP			180,775	361,550	723,100
PSUs	2/28/2022	2/18/2022				2,361	4,722	9,444				$1,249,866
RSUs	2/28/2022	2/18/2022							2,361			$624,933
Options	2/28/2022	2/18/2022								6,500	$264.69	$924,910
Eric Benjamin
AIP			148,750	297,500	595,000
PSUs	2/28/2022	2/18/2022				1,511	3,022	6,044				$799,893
RSUs	2/28/2022	2/18/2022							1,511			$399,947
Options	2/28/2022	2/18/2022								4,160	$264.69	$399,942
Bret Christensen
AIP			175,000	350,000	700,000
PSUs	2/28/2022	2/18/2022				2,361	4,722	9,444				$1,249,866
RSUs	2/28/2022	2/18/2022							2,361			$624,933
Options	2/28/2022	2/18/2022								6,500	$264.69	$624,910
(1)	Reflects modification expense triggered in 2022 as a result of the change in Ms. Petrovic’s role pursuant to the Retirement and Advisory Agreement entered into between Ms. Petrovic and the Company.
INSULET CORPORATION - 2023 Proxy Statement 45

Non-Equity Incentive Plan Awards (Columns C through E). Reflects threshold, target and maximum award amounts for fiscal 2022 pursuant to the 2022 Annual Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table.
Equity Incentive Plan Awards – PSUs (Columns F through H). Reflects threshold, target and maximum award amounts for the FY22-FY24 performance cycle pursuant to PSUs issued as part of our fiscal 2022 annual equity awards. The actual amounts, if any, earned by each named executive officer pursuant to such awards are determined by the Committee at the end of the three-year performance cycle and are based upon the Company’s cumulative Adjusted Revenue and Adjusted EBIT during fiscal 2022, 2023 and 2024 as compared to a target level of performance for such performance period as established by the Committee on the grant date. At threshold performance, these PSU awards provide for a payout equal to fifty percent (50%) of the target award. At maximum performance, these PSU awards provide for a payout equal to two hundred percent (200%) of the target award. At maximum performance, the grant date fair value of these awards is $8,999,877 for Mr. Hollingshead, $10,079,925 for Ms. Petrovic, $2,499,732 for Mr. McMillan, $2,499,732 for Mr. Alpuche, $1,599,786 for Mr. Benjamin, and $2,499,732 for Mr. Christensen. For more information regarding PSUs, see the “Long-Term Incentive Compensation” section in the CD&A.
Equity Incentive Plan Awards – Other Stock Awards and Option Awards (Columns I and J). Reflects the number of shares underlying restricted stock unit awards and stock option awards, respectively, that were granted effective February 28, 2022 as part of our fiscal 2022 annual equity awards. Restricted stock unit awards vest one-third annually beginning on the first anniversary of the grant date and stock option awards vest one-quarter annually beginning on the first anniversary of the grant date.
Exercise Price of Option Awards (Column K). The exercise price for option awards is the closing price of our common stock on the grant date.
Grant Date Fair Value (Column L). The grant date fair value is generally the amount that the Company would expense in its financial statements over the award’s service period.
46 INSULET CORPORATION - 2023 Proxy Statement

Outstanding Equity Awards at 2022 Fiscal Year End
The following table provides information regarding outstanding stock option awards and unvested restricted stock unit and PSU awards held by each named executive officer as of December 31, 2022. Unless otherwise specified, the market value of outstanding stock awards in the table is calculated by multiplying the number of unvested stock units or PSUs by $294.39, the closing value of our stock on December 30, 2022, which was the last trading day of our 2022 fiscal year.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
James Hollingshead					21,699(15)	$6,387,969	21,699(12)	$6,387,969
Shacey Petrovic	10,445(1)	0	$46.22	2/22/2027	1,810(7)	$532,846	13,679(10)	$4,026,961
	16,393(2)	0	$74.50	2/14/2028	3,814(8)	$1,122,803	17,161(11)	$5,052,027
	14,828(3)	4,943	$92.11	2/26/2029	6,347(9)	$1,868,493	19,041(12)	$5,605,480
	7,680(4)	7,680	$202.64	2/10/2030
	4,163(5)	12,490	$279.69	2/17/2031
	0(6)	17,473	$264.69	2/28/2032
Wayde McMillan	6,884(3)	2,295	$92.11	2/26/2029	638(7)	$187,821	3,212(10)	$945,581
	2,705(4)	2,706	$202.64	2/10/2030	1,043(14)	$307,049	3,128(11)	$920,852
	1,138(5)	3,415	$279.69	2/17/2031	2,361(8)	$695,055	4,722(12)	$1,390,110
	0(6)	6,500	$264.69	2/28/2032
Charles Alpuche	43,748(13)	0	$31.21	2/3/2026	720(7)	$211,961	3,627(10)	$1,067,753
	28,431(1)	0	$46.22	2/22/2027	1,162(8)	$342,081	3,486(11)	$1,026,244
	17,487(2)	0	$74.50	2/14/2028	2,361(9)	$695,055	4,722(12)	$1,390,110
	11,915(3)	3,972	$92.11	2/26/2029
	3,054(4)	3,055	$202.64	2/10/2030
	1,268(5)	3,806	$279.69	2/17/2031
	0(6)	6,500	$264.69	2/28/2032
Eric Benjamin	4,975(1)	0	$46.22	2/22/2027	309(7)	$90,967	1,554(10)	$457,482
	5,246(2)	0	$74.50	2/14/2028	596(8)	$175,456	1,787(11)	$526,075
	2,250(3)	751	$92.11	2/26/2029	1,511(9)	$444,823	3,022(12)	$889,647
	1,309(4)	1,309	$202.64	2/10/2030
	650(5)	1,952	$279.69	2/17/2031
	0(6)	4,160	$264.69	2/28/2032
Bret Christensen	15,549(14)	0	$42.82	5/26/2027	617(7)	$181,639	3,108(10)	$914,964
	12,241(2)	0	$74.50	2/14/2028	1,043(8)	$307,049	3,128(11)	$920,852
	7,149(3)	2,383	$92.11	2/26/2029	2,361(9)	$695,055	4,722(12)	$1,390,110
	2,618(4)	2,618	$202.64	2/10/2030
	1,138(5)	3,415	$279.69	2/17/2031
	0(6)	6,500	$264.69	2/28/2032
(1)	Represents fully vested stock options granted on February 22, 2017, as part of our fiscal 2017 annual equity awards.
(2)	Represents fully vested stock options granted on February 14, 2018, as part of our fiscal 2018 annual equity awards.
(3)
Represents stock options granted on February 26, 2019, as part of our fiscal 2019 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(4)
Represents stock options granted on February 10, 2020, as part of our fiscal 2020 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(5)
Represents stock options granted on February 17, 2021, as part of our fiscal 2021 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(6)
Represents stock options granted on February 28, 2022, as part of our fiscal 2022 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(7)	Represents restricted stock units granted on February 10, 2020, as part of our fiscal 2020 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date.
(8)	Represents restricted stock units granted on February 17, 2021, as part of our fiscal 2021 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date.
(9)	Represents restricted stock units granted on February 28, 2022, as part of our fiscal 2022 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date.
INSULET CORPORATION - 2023 Proxy Statement 47

(10)
Represents PSUs granted on February 10, 2020, as part of our fiscal 2020 annual equity awards, that vested on February 17, 2023 following the Committee’s certification of performance results. The Company achieved between threshold and target performance for the three-year performance period ending December 31, 2022, resulting in vesting at eighty four percent (84%) of target. For more information see the “Vesting of Fiscal 2020 PSU Awards” section in the CD&A.

(11)
Represents PSUs granted on February 17, 2021, as part of our fiscal 2021 annual equity awards that vest after the end of the FY21-FY23 performance cycle (such performance cycle ends December 31, 2023) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(12)
Represents PSUs granted on February 28, 2022 (June 1, 2022 for Mr. Hollingshead), as part of our fiscal 2022 annual equity awards that vest after the end of the FY22-FY24 performance cycle (such performance cycle ends December 31, 2024) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(13)	Represents fully vested stock options granted on February 3, 2016, as a sign-on award in connection with Mr. Alpuche’s commencement of employment.
(14)	Represents fully vested stock options granted on May 26, 2017, as a sign-on award in connection with Mr. Christensen’s commencement of employment.
(15)
Represents restricted stock units granted on June 1, 2022, as a sign-on award in connection with Mr. Hollingshead’s commencement of employment, that vest one-third annually, beginning on the first anniversary of the grant date.

2022 Option Exercises and Stock Vested
The following table provides information regarding the number of Company stock options that were exercised by named executive officers during fiscal 2022 and the value realized from the exercise of such awards. The table also provides information regarding the vesting of stock awards during fiscal 2022.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jim Hollingshead(3)			1,317	$319,234
Shacey Petrovic	61,094	$12,993,293	31,318	$7,546,072
Wayde McMillan			16,458	$4,091,015
Charles Alpuche			15,551	$3,716,394
Eric Benjamin			3,298	$790,886
Bret Christensen			9,689	$2,318,367
(1)
The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of our common stock on the date of exercise.

(2)	The amounts shown in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.
(3)	Represents shares acquired upon the vesting of RSUs previously granted to Mr. Hollingshead for his service on the Board of Directors prior to his assuming the role of CEO in 2022.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability or death. Benefits payable to Ms. Petrovic, our former Chief Executive Officer, are set forth in the Retirement and Advisory Agreement between the Company and Ms. Petrovic, and Ms. Petrovic is not entitled to any benefits pursuant to the Company’s Severance Plan. Solely with respect to our current Chief Executive Officer, Mr. Hollingshead, benefits also are payable in the event of a good reason resignation pursuant to the terms of the Severance Plan. For this purpose, a “good reason resignation” is defined as a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office. Under the current Severance Plan, severance benefits include salary continuation payments equal to one times base salary (two times base salary for the Chief Executive Officer), one times target annual incentive cash award (two times for the Chief Executive Officer), a prorated payment of the named executive officer’s annual incentive cash award, continued health coverage at employee rates for a period of up to one year (two years for the Chief Executive Officer) and reimbursement for outplacement services of up to $25,000. The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after or 60 days before a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability or death. In this event, severance benefits include (i) a lump sum cash payment equal to (A) two times base salary plus (B) two times an annual bonus payment that equals the higher of the named executive officer’s target bonus or bonus for the fiscal year which immediately precedes the fiscal year in which the termination of employment occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to two years; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards. The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
48 INSULET CORPORATION - 2023 Proxy Statement

Equity Awards. The terms of equity awards issued to named executive officers provide for vesting under various termination or change in control scenarios as described below.
•	Death or Disability. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting upon an executive’s death or disability.
•
Change in Control. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting of such awards upon a change in control if, within two years after the change in control, the award holder is involuntarily terminated without cause or resigns for good reason.

The table below reflects the amount of compensation that would become payable to each of our named executive officers under then existing plans or agreements if the named executive officer’s employment had terminated on December 31, 2022, the last day of our 2022 fiscal year, based on, where applicable, our closing stock price as of December 30, 2022 (the last trading day of our 2022 fiscal year), which was $294.39. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as benefits under tax-qualified retirement plans.
The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for PSUs, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment.
Name and Termination Scenario	Cash Severance	Value of Accelerated Unvested Equity Awards	Welfare Benefits and Outplacement	Total
(A)	(B)	(C)	(D)	(E)
James Hollingshead
Involuntary Termination	$4,568,000	—	$64,817	$4,632,817
Death or Disability		$12,775,937	—	$12,775,937
Change in Control Termination	$4,568,000	$12,775,937	$64,817	$17,408,754
Shacey Petrovic(1)
Involuntary Termination	$818,151	$8,054,139	—	$8,872,290
Death or Disability	—	$21,382,852	—	$21,382,852
Change in Control Termination	—	—	—
Wayde McMillan
Involuntary Termination	$1,113,879	—	$44,909	$1,158,788
Death or Disability	—	$5,582,392	—	$5,582,392
Change in Control Termination	$2,528,628	$5,582,392	$64,817	$8,175,837
Charles Alpuche
Involuntary Termination	$1,134,751	—	$26,527	$1,161,278
Death or Disability	—	$6,269,377	—	$6,269,377
Change in Control Termination	$2,577,221	$6,269,377	$28,053	$8,874,651
Eric Benjamin
Involuntary Termination	$933,725	—	$25,000	$958,725
Death or Disability	—	$3,095,849	—	$3,095,849
Change in Control Termination	$1,974,186	$3,095,849	$25,000	$5,095,035
Bret Christensen
Involuntary Termination	$1,098,500	—	$46,856	$1,145,356
Death or Disability	—	$5,549,726	—	$5,549,726
Change in Control Termination	$2,431,865	$5,549,726	$68,713	$8,050,304
(1)	The benefits to which Ms. Petrovic would be entitled upon termination are set forth in the Retirement and Advisory Agreement between the Company and Ms. Petrovic.
INSULET CORPORATION - 2023 Proxy Statement 49

Cash Severance (Column B)
Involuntary Termination. Represents continuing payments which include the following components: For Mr. Hollingshead: salary continuation equal to two times annual base salary; two times target annual bonus; and a pro-rata bonus for fiscal 2022. For Ms. Petrovic, pursuant to the terms of her Retirement and Advisory Agreement: a lump sum payment equal to the base salary that would otherwise have been paid during the remainder of her advisory period (through May 2023), plus her 2022 target bonus and continued vesting, as if Ms. Petrovic’s employment had not been terminated, of those equity awards scheduled to vest through May 2023. For Messrs. McMillan, Alpuche, Benjamin and Christensen, pursuant to the terms of the Severance Plan then in effect: salary continuation equal to one times annual base salary and a pro-rata bonus for fiscal 2022. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2022, the last day of our 2022 fiscal year and, therefore, that the pro-rata bonus for fiscal 2022 equals the full bonus for the fiscal year, based on Company performance, as described below.
Change in Control Termination. Represents a single lump sum payment which includes the following with respect to each named executive officer, other than Ms. Petrovic: (i) two times annual base salary, (ii) two times the higher of (A) the named executive officer’s fiscal 2022 target annual incentive bonus or (B) the actual bonus payable to the named executive officer for fiscal 2021, and (iii) a pro-rata bonus for fiscal 2022. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2022, the last day of our 2022 fiscal year and, therefore, that the pro-rata bonus for fiscal 2022 equals the full bonus for the fiscal year.
Based on the terms of the Severance Plan, the pro-rata bonus for fiscal 2022 is determined based on the degree to which the applicable Company-based financial performance metrics were satisfied and assuming target achievement for any performance metrics related to individual performance. As a result, for purposes of above scenarios, the pro-rata bonus for fiscal 2022 for each named executive officer is based upon a Company performance factor of 171%. For more information, see the “Annual Incentive Compensation” section in the CD&A.
Value of Accelerated Unvested Equity Awards (Column C)
The amounts reported in this column represent the value that would have been attained upon (i) the full vesting of all unvested options held by the named executive officers as of December 31, 2022; (ii) the full vesting of all restricted unit awards that would have become vested on December 31, 2022; and (iii) the full vesting of all performance unit awards that would have become vested on December 31, 2022, assuming target performance.
Welfare Benefits and Outplacement (Column D)
Involuntary Termination. Represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans for 24 months for Mr. Hollingshead, and 12 months for Messrs. McMillan, Alpuche, Benjamin and Christensen, plus $25,000 for outplacement services.
Change in Control Termination. Represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans for 24 months for all executive officers, plus $25,000 for outplacement services.
50 INSULET CORPORATION - 2023 Proxy Statement

Pay Versus Performance
As required by SEC rules, we are providing the information below about the relationship between executive compensation, as computed in accordance with SEC rules, and certain measures of the Company’s financial performance. For further information concerning the Company’s pay for performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, please see the “Compensation Discussion and Analysis” section of this proxy statement.
Pay versus Performance Table
Fiscal Year	Summary Compensation Table Total for PEO 1(1)(2)	Compensation Actually Paid to PEO 1(1)(3)(5)	Summary Compensation Table Total for PEO 2(1)(2)	Compensation Actually Paid to PEO 2(1)(3)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions)	Adjusted Revenue(4) (in millions)
							Total Shareholder Return	Peer Group Total Shareholder Return
2022	$15,711,252	$13,495,700	$10,817,028	$16,062,320	$3,375,872	$4,244,343	$171.96	$99.81	$4.6	$1,331.0
2021	$9,723,273	$9,120,882	$0	$0	$2,585,706	$2,613,047	$155.41	$125.43	$16.8	$1,091.9
2020	$7,275,332	$18,855,662	$0	$0	$2,363,796	$5,370,329	$149.32	$130.04	$6.8	$897.0
(1)
During 2022, both Ms. Petrovic and Mr. Hollingshead served as Insulet’s Principal Executive Officer (PEO) for a portion of the year. Ms. Petrovic (“PEO 1”) served as President and Chief Executive Officer in 2020, 2021 and, in 2022, until June 1, 2022. Mr. Hollingshead (“PEO 2”) has served as President and Chief Executive Officer since June 1, 2022.

(2)
These amounts represent compensation set forth in the “Total” column of the Summary Compensation Table for each of our PEOs and an average of the Summary Compensation totals for the following named executive officers (“NEOs”) for the years indicated:

Year	PEO	Non-PEO NEOs
2022	Shacey Petrovic and James Hollingshead	Wayde McMillan, Charles Alpuche, Bret Christensen, Eric Benjamin
2021	Shacey Petrovic	Wayde McMillan, Charles Alpuche, Bret Christensen, Jack Kapples
2020	Shacey Petrovic	Wayde McMillan, Charles Alpuche, Bret Christensen, Dan Manea
(3)
Amounts represent “compensation actually paid” as computed in accordance with SEC rules to each of our PEOs and the average “compensation actually paid”, also as computed in accordance with SEC rules, to the remaining NEOs for the years indicated above. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the executives during the applicable years. For information regarding the decisions made by our Talent and Compensation Committee relating to executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

(4)
Adjusted revenue is Insulet’s self-selected most important financial metric used to determine compensation actually paid in the most recent fiscal year. Adjusted revenue, which is a non-GAAP financial measure, is annual revenue as reported in the Company’s publicly filed financial statements, adjusted to exclude variances attributable to fluctuations in foreign exchange rates (i.e., on a constant currency basis).

(5)
The table below reflects the amounts deducted and added to the Summary Compensation Table total compensation in order to determine compensation actually paid, as defined and computed in accordance with SEC rules.

	2022			2021		2020
	PEO 1 (Shacey Petrovic)	PEO 2 (James Hollingshead)	Average for Non-PEO NEOs	PEO 1	Average for Non-PEO NEOs	PEO 1	Average for Non-PEO NEOs
SCT Total	$15,711,252	$10,817,028	$3,375,872	$9,723,273	$2,585,706	$7,275,332	$2,363,796
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(14,006,004)	$(8,999,878)	$(2,274,727)	$(7,999,379)	$(1,674,745)	$(5,476,105)	$(1,418,526)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(a)	$11,115,887	$14,245,170	$2,984,865	$7,011,866	$1,484,500	$7,347,782	$1,934,038
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(b)	$1,586,091	$0	$450,758	$(692,234)	$(55,242)	$6,876,682	$2,034,349
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	$(911,486)	$0	$(292,425)	$1,077,356	$272,828	$2,831,971	$456,672
Compensation Actually Paid	$13,495,700	$16,062,320	$4,244,343	$9,120,882	$2,613,047	$18,855,662	$5,370,329
INSULET CORPORATION - 2023 Proxy Statement 51

a.	Represents the fair value of option awards, RSUs and PSUs granted during the year. The tables below provide the assumptions used to determine fair value.

	Options Granted during the year ended December 31,
	2022	2021	2020
Risk Free Rate	4.0%	1.2%	0.3%
Expected Life	4.3	4.3	4.3 - 4.4
Expected Volatility	46.1%	41.4%	41.4% - 41.8%
Fair Value per Option	$134.65	$88.38	$106.17 - $114.24
Stock Price	$294.39	$266.07	$255.63
	RSUs Granted during the year ended December 31,
	2022	2021	2020
Closing Market Price Per Unit as of December 31,	$294.39	$266.07	$255.63

As of Fiscal Year Ended December 31,	PSUs Granted during Fiscal Year
	Awards Granted	Closing Price per Unit	Performance Unit Payout Assumption
2022	February and June 2022	$294.39	Between Target and Max
2021	February 2021	$266.07	Between Threshold and Target
2020	February 2020	$255.63	Approximates Target
b.	Represents the fair value of option awards, RSUs and PSUs outstanding and unvested granted in prior fiscal years. The tables below provide the assumptions used to determine fair value:

	Options Outstanding and Unvested Granted in Prior Fiscal Years for year ended December 31,
	2022	2021	2020
Risk Free Rate	4.1% - 4.2%	0.9% - 1.1%	0.2%
Expected Life	2.9 - 3.8	2.9 - 3.8	2.9 - 3.8
Expected Volatility	46.6% - 48.9%	41.1% - 42.9%	40.7% - 42.4%
Fair Value per Option	$123.61 - $216.02	$113.12 - $194.97	$169.72 - $213.21
Stock Price	$294.39	$266.07	$255.63

	RSUs Outstanding and Unvested Granted in Prior Fiscal Years for the year ended December 31,
	2022	2021	2020
Closing Market Price Per Unit as of December 31,	$294.39	$266.07	$255.63

As of Fiscal Year Ended December 31,	PSUs Outstanding and Unvested Granted in Prior Fiscal Year
	Awards Granted	Closing Price per Unit	Performance Unit Payout Assumption
2022	February 2021	$294.39	Between Threshold and Target
2022	February 2020	$294.39	84%
2021	February 2020	$266.07	Between Threshold and Target
2021	February 2019	$266.07	100%
2020	February 2019	$255.63	Approximates Target
2020	February 2018	$255.63	154%
52 INSULET CORPORATION - 2023 Proxy Statement

c.	Represents the fair value of option awards, RSUs and PSUs vested during the fiscal year granted in prior fiscal years. The tables below provide the assumptions used to determine fair value.

Options Vested Granted in Prior Fiscal Year during the year ended December 31,
	2022	2021	2020
Risk Free Rate	1.8% - 1.9%	0.2% - 0.8%	0.2% - 1.4%
Expected Life	2.8 - 4.2	2.8 - 4.2	2.8 - 4.2
Expected Volatility	42.2% - 45.0%	40.6% - 44.5%	37.1% - 42.4%
Fair Value per Option	$75.01 - $180.07	$123.83 - $243.04	$102.16 - $219.50
Stock Price	$240.81 - $262.37	$232.42 - $314.85	$180.01 - $265.24

	RSUs Vested Granted in Prior Fiscal Year during the year ended December 31,
	2022	2021	2020
Closing Market Price Per Unit as of December 31,	$240.81 - $266.07	$255.63 - $289.77	$169.77 - $212.32

As of Fiscal Year Ended December 31,	PSUs Vested Granted in Prior Fiscal Year
	Awards Granted	Closing Price per Unit	Performance Unit Payout
2022	February 2019	$234.18	100%
2021	February 2018	$279.69	154%
2020	May 2017	$182.63	200%
2020	February 2017	$212.31	200%
Narrative to Pay versus Performance Table
For the fiscal year ended December 31, 2022, the most important (and only) financial performance measures used to link compensation actually paid to our NEOs to company performance were Adjusted Revenue and Adjusted EBIT. As discussed in the “Compensation Discussion and Analysis” section of the proxy statement, these measures are used in our Annual Incentive Plan as well as for our PSUs issued under our Long-Term Equity Incentive Plan. For our 2022 Annual Incentive Plan, we also utilized non-financial strategic measures.

Important Financial Performance Measures
Adjusted Revenue
Adjusted EBIT
INSULET CORPORATION - 2023 Proxy Statement 53

The following graph compares the compensation actually paid to our PEO(s) and the average of compensation actually paid to our remaining NEOs with the performance of our common stock and the performance of the Nasdaq Healthcare Index (“IXHC”). The total shareholder return (“TSR”) of our stock and the IXHC TSR assume that $100 was invested beginning on December 31, 2019. While IXHC TSR declined over the period presented, our TSR increased along with compensation actually paid (“CAP”).

	12/31/2020	12/31/2021	12/31/2022
Insulet Total Shareholder Return	$149.32	$155.41	$171.96
Peer Group Total Shareholder Return	$130.04	$125.43	$99.81
The following graph compares the compensation actually paid to our PEO(s) and the average of compensation actually paid to our remaining NEOs with our net income. Net income is not a financial measure used by our Talent and Compensation Committee to link compensation actually paid to our NEOs to company performance.

	12/31/2020	12/31/2021	12/31/2022
Net Income (M)	$6.8	$16.8	$4.6
54 INSULET CORPORATION - 2023 Proxy Statement

The following graph compares the compensation actually paid to our PEO(s) and the average of compensation actually paid to our remaining NEOs with our adjusted revenue. As noted above, Adjusted Revenue is one of the most important financial measures used to link compensation actually paid to our NEOs to company performance, and is the most heavily weighted measure in the Annual Incentive Plan as well as for our PSUs.

	12/31/2020	12/31/2021	12/31/2022
Adjusted Revenue (M)	$897.0	$1,091.9	$1,331.0
INSULET CORPORATION - 2023 Proxy Statement 55

Non-Employee Director Compensation
Compensation Structure
The purpose of our Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber Directors who are not employees or officers of the Company. The compensation program consists of an annual cash retainer, supplemental annual cash retainers for committee chairs and committee members, an annual equity award and, for new directors, an initial equity award, all as detailed below.
Benchmarking
The Compensation Committee, in conjunction with the Board of Directors, annually reviews compensation paid to non-employee directors and recommends adjustments, as appropriate. After considering advice from its independent compensation consultant, the Board did not make any changes to the Non-Employee Director Compensation program for 2022.
Annual Cash Compensation
All non-employee Directors:
•	an annual retainer of $50,000
Independent Chairman of the Board
•	an additional annual retainer of $62,500
Committee Chairs (inclusive of Committee member retainers)
•	Audit Committee Chair – an additional annual retainer of $25,000
•	Nominating, Governance and Risk Committee Chair – an additional annual retainer of $11,000
•	Talent and Compensation Committee Chair – an additional annual retainer of $18,500
Committee Members (excluding the Committee Chairs)
•	Audit Committee members – an additional annual retainer of $12,500
•	Nominating, Governance and Risk Committee members – an additional annual retainer of $5,000
•	Talent and Compensation Committee members – an additional annual retainer of $8,000
Cash payments are made quarterly in arrears. A Director may elect to defer all of his or her cash fees from the Company. There were no elections made for deferrals in 2022.
Annual Equity Compensation
On the date of each Annual Meeting of Shareholders, each non-employee Director who is continuing as a Director following the date of such annual meeting is granted restricted stock units with a total fair market value equal to $220,000 (the “Annual Award”) on the date of the grant. The Annual Award is issued based on the closing sale price of the common stock on the date of grant. The Annual Awards to non-employee Directors fully vest on April 30 of the first year following the date of grant.
56 INSULET CORPORATION - 2023 Proxy Statement

Initial Equity Compensation
When they join the Board, new Directors receive restricted stock units with a total fair market value equal to $300,000 (the “Initial Award”). The Initial Award is issued based on the closing sale price of the Company’s common stock on the date of grant. The Initial Awards vest annually over three years (50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 25% on the third anniversary of the date of grant).
The following table sets forth the compensation paid to our non-employee Directors during the year ended December 31, 2022. Directors who are employees of the Company do not receive any compensation for their service as Directors. Because Mr. Hollingshead was a non-employee Director for part of 2022, he is included in the table below. He did not receive an annual Board equity grant, and his compensation for the second quarter of 2022 was prorated for the number of days he served as a non-employee director before taking over as President and Chief Executive Officer on June 1, 2022.
2022 Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Luciana Borio	$51,355	$220,000	$271,355
Wayne A. I. Frederick	$67,744	$220,000	$287,744
James R. Hollingshead	$45,729(2)	$0	$45,729
Jessica Hopfield	$56,545	$220,000	$276,545
David A. Lemoine*	$45,709	$0	$45,709
Michael R. Minogue	$62,500	$220,000	$282,500
Corinne H. Nevinny	$78,278	$220,000	$298,278
Timothy J. Scannell	$124,092	$220,000	$344,092
Elizabeth H. Weatherman	$41,512	$520,000(3)	$561,512
*	Served as a director until our 2022 Annual Meeting at which he did not stand for re-election. As of fiscal year end, Mr. Lemoine had no stock options or restricted stock units outstanding.
(1)
These amounts are based on the grant date fair value of the stock awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to or realized by Directors for these awards during the year ended December 31, 2022.

(2)
Represents fees for Mr. Hollingshead’s service as a member of our Board of Directors and as Chair of the Talent and Compensation Committee paid before Mr. Hollingshead became our President and Chief Executive Officer, including fees paid to Mr. Hollingshead during the first quarter of 2022 for his Board and Committee service during the fourth quarter of 2021.

(3)	Includes annual equity grant as well as an Initial Award, as described above.
As of December 31, 2022, our non-employee Directors held options to purchase shares of our common stock and unvested restricted stock units that had been granted by us as Director compensation representing the following number of shares of our common stock:
Name	Options to Purchase Shares	Restricted Stock Units
Luciana Borio	0	1,508
Wayne A. I. Frederick	0	1,263
Jessica Hopfield	16,450	1,009
Michael R. Minogue	4,226	1,009
Corinne H. Nevinny	0	1,009
Timothy J. Scannell	18,267	1,009
Elizabeth H. Weatherman	0	2,241
INSULET CORPORATION - 2023 Proxy Statement 57

Proposal 2	Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers
As required by Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement. This is commonly known as a “say-on-pay” vote. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution on the approval of the compensation of the named executive officers:
“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.”
The compensation of the Company’s named executive officers that is the subject of this resolution is the compensation disclosed in the sections entitled “Compensation Discussion and Analysis,” and “Executive Compensation Tables.” You are encouraged to carefully review these sections. The “Compensation Discussion and Analysis” includes a detailed discussion of the following as related to the Company’s named executive officers:
•	the objectives of the Company’s compensation programs;
•	what the Company’s compensation programs are designed to reward;
•	each element of compensation;
•	why the Company chooses to pay each element of compensation;
•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and
•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.
The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its named executive officers as articulated in the “Compensation Discussion and Analysis” section.
The proposed resolution is non-binding and advisory. This means that the resolution will not have any binding legal effect whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. Also, because this non-binding, advisory resolution primarily relates to compensation of the Company’s named executive officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Talent and Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s named executive officers.

  VOTE REQUIRED
To approve the proposed resolution, a majority of the shares voting on this Proposal 2 must vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED RESOLUTION RELATING TO EXECUTIVE COMPENSATION.
58 INSULET CORPORATION - 2023 Proxy Statement

Proposal 3	Approval, on a Non-Binding, Advisory Basis, of the Frequency of Future Votes to Approve Executive Compensation
In addition to providing stockholders with the opportunity to cast an advisory vote to approve executive compensation, Section 14A of the Exchange Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, and as described in Proposal No. 2 included in this proxy statement. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every year, every two years, or every three years.
After consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. Accordingly, the Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. Our stockholders voted on a similar proposal at our 2017 Annual Meeting of Stockholders with the majority voting to hold the advisory vote on executive compensation every year.
Our Board believes that an annual advisory vote on executive compensation will allow our stockholders to provide us with timely feedback regarding executive compensation matters. We understand that our stockholders may have different views as to the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or you may abstain from voting when you vote in response to this proposal. Because your vote is advisory, it will not be binding on the Company, the Talent and Compensation Committee, or the Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal, and the Board will review the voting results and take into account stockholders’ views in determining the frequency of future advisory votes to approve executive compensation.

  VOTE REQUIRED
The option (one year, two years or three years) that receives the highest number of votes cast by stockholders on this proposal will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker “non-votes” will not have any effect on the proposal regarding the frequency of an advisory vote on executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR CONDUCTING ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.
INSULET CORPORATION - 2023 Proxy Statement 59

Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Corinne H. Nevinny (Chair), Wayne A. I. Frederick and Michael R. Minogue. None of the members of the Audit Committee is an officer or employee of the Company. Ms. Nevinny, Dr. Frederick, and Mr. Minogue are each “independent” for Audit Committee purposes under the applicable Nasdaq and SEC rules. Each of Mr. Minogue and Ms. Nevinny is an “audit committee financial expert” as defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2022, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.
The Audit Committee also reviewed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, the results of Grant Thornton’s audit and discussed matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under SEC rules and discussed with Grant Thornton its independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton with its independence.
The Audit Committee meets with Grant Thornton, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the Audit Committee,
Corinne H. Nevinny (Chair)
Wayne A. I. Frederick
Michael R. Minogue
This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
60 INSULET CORPORATION - 2023 Proxy Statement

Matters Concerning Independent Registered Public Accounting Firm
The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services that are to be provided to the Company by its independent registered public accounting firm have been pre-approved by the Audit Committee or its designee. Specifically, the Audit Committee or the Chair of Audit Committee pre-approves the use of such firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved by the Chair of the Audit Committee, then it must be specifically pre-approved by the Audit Committee before it may be provided by such firm. All approvals by the Chair of the Audit Committee are reviewed with the full Audit Committee. All of the audit-related, tax and all other services provided by Grant Thornton to the Company in the fiscal year ended December 31, 2022 and 2021 were approved by the Audit Committee pursuant to the Pre-Approval Policy.
All non-audit services provided by Grant Thornton in 2022 and 2021 were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of their independence in the conduct of their auditing functions. For additional information concerning the Audit Committee and its activities with Grant Thornton in 2022, see “Governance of the Company – Our Board of Directors - Board Committees” and “Report of the Audit Committee of the Board of Directors.”

  FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table shows: (i) the fees for professional services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021, and (ii) the fees billed for other services rendered by Grant Thornton during such fiscal years.
	2022	2021
Audit Fees	$1,730,194	$1,668,149
Audit-Related Fees	—	$—
Tax Fees	$46,219	$109,994
All Other Fees	—	$—
Total	$1,776,413	$1,778,143

  AUDIT FEES
Audit fees consist of the aggregate fees incurred for professional services rendered for: (i) the audit of the Company’s annual financial statements included in its Annual Report on Form 10-K and a review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, (ii) the filing of the Company’s registration statements and other SEC related filings, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

  TAX FEES
Tax Fees consist of fees for professional services rendered for assistance with foreign and U.S. state and local tax compliance, transfer pricing matters and other tax planning or tax advice services.
INSULET CORPORATION - 2023 Proxy Statement 61

Proposal 4	Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Grant Thornton as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023. Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work.
In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm. If the shareholders do not ratify the selection of Grant Thornton, the Audit Committee will review the Company’s relationship with Grant Thornton and will take such action as it deems appropriate, which may include continuing to retain Grant Thornton as the Company’s independent registered public accounting firm.
A representative of Grant Thornton is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

  VOTE REQUIRED
The affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on this Proposal 4 is required to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Broker “non-votes” and abstentions are not considered voted for the proposal to ratify the appointment of Grant Thornton. Such broker “non-votes” and abstentions will have the effect of reducing the number of affirmative votes required to achieve a majority for this Proposal 4 by reducing the total number of shares from which the majority is calculated.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2023.

62 INSULET CORPORATION - 2023 Proxy Statement

General Information About the Meeting
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Tuesday, May 23, 2023 at 8:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/PODD2023. The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (hereinafter referred to as the “10-K”) containing financial statements for the fiscal year ended December 31, 2022, is being made available, together with this proxy statement, to shareholders at www.proxyvote.com.
Proposals to be Voted Upon
As more fully described in this proxy statement, the purpose of the Annual Meeting is:
1.
To elect three Class I Directors (Luciana Borio, Michael R. Minogue and Corinne H. Nevinny) nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this proxy statement;
3.	To approve, on a non-binding, advisory basis, the frequency of future advisory votes to approve the compensation of certain executive officers;
4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Attending the Annual Meeting
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2023. In order to attend and participate in the Annual Meeting, you will need to log in to the webcast using the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The webcast will begin promptly at 8:00 a.m., Eastern Time, on Tuesday, May 23, 2023. Online access will begin at 7:45 a.m., Eastern Time, to provide you ample time to log in and test your device. We encourage you to access the webcast prior to the designated start time.
Submitting Questions at the Annual Meeting
We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate at the Annual Meeting as they would have at an in-person meeting. By accessing www.proxyvote.com, you will be able to submit questions in writing in advance of the annual meeting, vote, view the annual meeting procedures, and obtain copies of proxy materials and our 2022 Annual Report on Form 10-K.
Shareholders also may submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2023. We will try to answer as many shareholder-submitted questions during the Annual Meeting as time permits. However, we reserve the right to exclude questions that are not pertinent to the Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Assistance for the Annual Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the Annual Meeting. See www.virtualshareholdermeeting.com/PODD2023 for the technical support phone number. Please call that support number if you experience technical difficulties during the check-in process or during the Annual Meeting webcast.
List of Shareholders Available
A list of shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/PODD2023.
INSULET CORPORATION - 2023 Proxy Statement 63

Recording of the Annual Meeting
A recording of the Annual Meeting will be available online at www.virtualshareholdermeeting.com/PODD2023 for approximately 12 months following the date of the Annual Meeting.
Record Date and Voting Rights
Only shareholders of record at the close of business on March 27, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, 69,693,976 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.
If you are a shareholder of record, you may vote prior to the Annual Meeting in one of the following three ways, whether or not you plan to attend the Annual Meeting:
•	by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose;
•	by completing your proxy using the toll-free telephone number listed on the proxy card; or
•	by completing your proxy on the internet at the address listed on the proxy card.
Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 22, 2023. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
If you attend the Annual Meeting, you may vote electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Shareholders wishing to vote their shares electronically during the Annual Meeting should refer to the Notice for instructions regarding voting electronically during the Annual Meeting.
Revocation of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:
•	filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked;
•	properly casting a new vote via the internet or by telephone at any time up until 11:59 p.m., Eastern Time, on May 22, 2023;
•	duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or
•	attending the Annual Meeting and voting electronically during the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary by May 22, 2023.
Quorum; Abstentions; Broker Non-Votes
The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to Proposal 4 - the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Brokers do not have discretionary authority to vote on and of the other Proposals. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.
64 INSULET CORPORATION - 2023 Proxy Statement

Vote Required
For Proposal 1, the election of three Class I Directors, the nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting will be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Governance of the Company – Governance Policies and Procedures”), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee is required to tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. For Proposal 2 and Proposal 4, an affirmative vote of a majority of the shares present in person or represented by proxy, and voting on such matter, is required for approval of each Proposal. For Proposal 3, the option (one year, two years, or three years) that receives the highest number of affirmative votes cast by stockholders on this Proposal will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Broker “non-votes” and abstentions are not considered voted for purposes of any of these matters and have the effect of reducing the number of affirmative votes required to achieve a majority for the applicable matter by reducing the total number of shares from which a majority is calculated.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting shareholders by mail through its employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone, or e-mail following the original solicitation. Additionally, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $20,000, plus out-of-pocket expenses.
Voting of Proxies
The persons named as attorneys-in-fact in the proxies, James R. Hollingshead and John W. Kapples, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted:
Proposal 1.	FOR the election of the Director nominees;
Proposal 2.	FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this proxy statement;
Proposal 3.	FOR the approval, on a non-binding, advisory basis, of a one-year frequency of future advisory votes to approve the compensation of certain executive officers; and
Proposal 4.	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Other Business
Aside from the four proposals described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
INSULET CORPORATION - 2023 Proxy Statement 65

Shareholder Proposals for 2024 Annual Meeting of Shareholders
Any stockholder who intends to present a Rule 14a-8 proposal at Insulet’s 2024 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the Company’s proxy materials for that meeting, must ensure that their proposal is received by the Company’s Secretary no later than December 8, 2023. The proposal must be made in accordance with the rules and regulations of the SEC as well as the applicable provisions of our Bylaws to be eligible for inclusion in the proxy statement for that meeting.
A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Insulet’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in Insulet’s Bylaws. Notice of these proposals must be received no earlier than January 24, 2024 and no later than February 23, 2024 and must include the information required for any Nomination Notice (as defined in the Bylaws).
Shareholders who intend to present a proposal at the 2024 Annual Meeting of Shareholders without inclusion of the proposal in the Company’s proxy materials must comply with the procedures specified in Insulet’s Bylaws. These procedures require, among other things, that any such proposal or nomination to be received by the Secretary no earlier than January 24, 2024 and no later than February 23, 2024. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.
In addition to satisfying the foregoing requirements under Insulet’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Insulet’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2024.
All submissions to, or requests of, the Secretary should be made to Insulet’s principal executive offices at 100 Nagog Park, Acton, MA 01720.
Forward-Looking Statements
This proxy statement and the accompanying letter to shareholders may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance.
We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A Risk Factors, and elsewhere, in the Company’s 10-K. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this proxy statement and the accompanying letter to shareholders relate only to events as of the date of this proxy statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
Website References
Website references in this document are provided for convenience only, and the content on the referenced websites is not incorporated into, nor does it form a part of, this proxy statement.
66 INSULET CORPORATION - 2023 Proxy Statement

ANNEX A
INSULET CORPORATION
NON-GAAP RECONCILIATION
Use of Non-GAAP Financial Measures
The Company uses constant currency and Adjusted EBITDA, both of which are non-GAAP financial measures. Constant currency revenue growth represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Management believes constant currency revenue growth provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance GAAP, to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation. Adjusted EBITDA represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and other significant transactions or events, such as legal settlements, medical device corrections, and loss on extinguishment of debt, that affect the period-to-period comparability of our operating performance, as applicable. Management uses Adjusted EBITDA as a supplemental measure in assessing the Company’s operating performance, and the Company believes that it is helpful to investors and other interested parties as a measure of comparative operating performance from period to period. Adjusted EBITDA is also a commonly used measure in determining business value, and the Company uses it to report results internally.
These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP financial measures may differ from similarly titled measures used by others. Because these non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
Non-GAAP Reconciliation
CONSTANT CURRENCY REVENUE GROWTH
(UNAUDITED)
	Year Ended December 31,
(dollars in millions)	2022	2021	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$884.8	$651.5	35.8%	—%	35.8%
International Omnipod	363.0	359.9	0.9%	(11.2)%	12.1%
Total Omnipod	1,247.8	1,011.4	23.4%	(4.0)%	27.4%
Drug Delivery	57.5	87.4	(34.2)%	—%	(34.2)%
Total	$1,305.3	$1,098.8	18.8%	(3.7)%	22.5%
ADJUSTED EBITDA
(UNAUDITED)
	Year Ended December 31,
	2022	2021
	(dollars in millions)
Net income (loss)	$4.6	$16.8
Interest expense, net	26.7	61.2
Income tax expense (benefit)	5.2	3.7
Depreciation and amortization	63.2	57.4
Stock-based compensation	38.6	34.4
Voluntary MDCs(1)	57.9	—
Legal costs(2)	25.2	—
CEO transition costs(3)	3.4	—
Loss on extinguishment of debt(4)	—	42.4
Adjusted EBITDA	$224.8	$215.9
(1)	Represents estimated costs associated with the voluntary medical device correction (MDC) notices, which are included in cost of revenue.
(2)	Includes a $20.0 million charge to settle patent infringement litigation, associated legal fees, and a charge to settle a contract dispute.
(3)	Represents costs associated with the retirement and advisory services of the former chief executive officer, including $2.3 million of accelerated stock-based compensation expense.
(4)	Relates to the repurchase and conversion of the Company’s 1.375% Notes.
INSULET CORPORATION - 2023 Proxy Statement A-1

Insulet, Omnipod, DASH and Podder are trademarks or registered trademarks of Insulet Corporation in the United States and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

SCAN TO
VIEW MATERIALS & VOTE

INSULET CORPORATION
100 NAGOG PARK
ACTON, MA 01720

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PODD2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Luciana Borio 02) Michael R. Minogue 03) Corinne H. Nevinny

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote 1 YEAR on proposal 3.

	1 year	2 years	3 years	Abstain
3. To approve, on a non-binding, advisory basis, the frequency of future advisory votes to approve the compensation of certain executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

INSULET CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2023

James R. Hollingshead and John W. Kapples, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Insulet Corporation to be held on May 23, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote **FOR** each of the director nominees, **FOR** Proposals 2 and 4 and **ONE YEAR** on Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side

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